UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Asyst Technologies, Inc.

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ASYST TECHNOLOGIES, INC.
46897 Bayside Parkway
Fremont, CA 94538

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On September 18, 2007

To the Shareholders of Asyst Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Asyst Technologies, Inc., a California corporation, will be held on Tuesday, September 18, 2007, at 10:00 a.m., local time, at our offices at 46897 Bayside Parkway, Fremont, California 94538, for the following purposes:

1. To elect directors to serve for the ensuing year, and until their successors are elected.

2. To approve amending our 2003 Equity Incentive Plan to increase from 4,900,000 to 5,900,000 the aggregate number of shares of our common stock authorized for issuance under this plan, and available for grant as incentive stock options.

3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2008 fiscal year.

4. To transact such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the close of business on July 20, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting of Shareholders, and at any adjournment or postponement thereof.

By Order of the Board of Directors

Steve Debenham
Secretary

Fremont, California
August 6, 2007

All shareholders are cordially invited to attend the meeting in person. Whether you expect to attend the meeting, please complete, date, sign and return the enclosed Proxy Card as promptly as possible to ensure your representation at the meeting.

You may also vote your shares on the Internet or by telephone by following the instructions on the Proxy Statement accompanying this Notice. If your shares are held of record by a broker, bank or other nominee, you may be able to vote on the Internet or by telephone by following the instructions provided with the voting instruction form your nominee has sent to you.

A return envelope (which is postage prepaid, if mailed within the United States) is enclosed for your convenience. Even if you have given your proxy, you may still vote in person if you attend the meeting. However, if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

ASYST TECHNOLOGIES, INC.
46897 Bayside Parkway
Fremont, CA 94538

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
September 18, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Asyst Technologies, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on September 18, 2007, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices at 46897 Bayside Parkway, Fremont, California 94538. We intend to mail this Proxy Statement and accompanying Proxy Card on or about August 6, 2007 to all shareholders entitled to vote at the Annual Meeting.

References in this Proxy Statement to “fiscal year 2007” mean our fiscal year ended March 31, 2007.

The Compensation Committee Report and the Audit Committee Report are not deemed to be “soliciting materials” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be deemed incorporated by reference into any of the filings previously made or to be made in the future by Asyst under the Exchange Act or the Securities Act of 1933 (except to the extent Asyst specifically incorporates any such information into a document that is filed).

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the accompanying Proxy Card, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to these beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or, at our request, The Proxy Advisory Group LLC. No additional compensation will be paid to our directors, officers or other regular employees for such services, but The Proxy Advisory Group LLC will be paid its customary fee, estimated to be $15,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

Only holders of record of our common stock at the close of business on July 20, 2007 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 20, 2007, we had outstanding and entitled to vote 49,519,710 shares of our common stock.

Each holder of record of our common stock on such date will be entitled to one vote for each share held on such date on all matters to be voted upon at the Annual Meeting.

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of our common stock outstanding and entitled to vote as of the record date is represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative, negative and withheld votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular matter because the nominee does not have discretionary authority on that matter and has not received voting instructions from the beneficial owner. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the shares of our common stock outstanding and entitled to vote as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Proposal 1:  Directors are elected by a plurality of the votes present in person or represented by proxy and voting. Therefore, the seven nominees receiving the highest number of affirmative votes will be elected.

Proposals 2 & 3:  To be approved, Proposal 2 (Approval of Amendment to 2003 Equity Incentive Plan) and Proposal 3 (Ratification of Selection of Independent Registered Public Accounting Firm) each requires the affirmative vote of a majority of those shares present (in person or represented by proxy) and voting at the Annual Meeting. These affirmative votes must also constitute at least a majority of the minimum number of shares required to establish a quorum.

Under California law, abstentions and broker non-votes are not counted as shares present and voting on a particular proposal, and thus will not directly affect the voting outcome on any proposal. However, abstentions and/or broker non-votes could have the indirect effect of defeating Proposals 2 and 3 if the affirmative votes cast comprise a majority of the votes present and voting, but are less than a majority of the minimum number of shares required to establish a quorum.

Also, under the current rules of the New York Stock Exchange that govern voting by brokers, a broker or other nominee that is a member of the exchange is prohibited from voting on Proposal 2 unless the nominee receives specific voting instructions from the beneficial owner of the shares. Brokers are permitted to vote on routine matters, such as the election of directors and ratification of auditors, without voting instructions from beneficial owners. We encourage all beneficial owners to return promptly to their brokers or other nominees the voting instruction form they receive from their nominees.

Voting via the Internet or by Telephone

Shareholders may grant a proxy to vote their shares by means of the telephone or via the Internet.

The telephone and Internet voting procedures described below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares, and to confirm that such shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

Shareholders of record may go to www.investorvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the last four digits of their tax identification number and the control number contained on their Proxy Cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-652-VOTE (1-800-652-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than from the Proxy Card.

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions that offers the ability to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling 1-800-454-8683, or via the Internet at Broadridge Investor Communication Services’ web site at www.proxyvote.com.

General Information for All Shares Voted via the Internet or by Telephone

Votes submitted via the Internet or by telephone must be received by 1:00 a.m., Central Time, on September 18, 2007. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with Asyst’s Corporate Secretary at our principal executive offices at 46897 Bayside Parkway, Fremont, CA 94538, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

Pursuant to Rule 14a-8 of the Exchange Act, the deadline is April 8, 2008, for our receipt of a shareholder proposal eligible to be considered for inclusion in our Proxy Statement and form of proxy for our Annual Meeting of Shareholders in 2008.

Under our Bylaws, shareholders seeking to bring business or nominate directors at an annual meeting of shareholders must provide timely notice in writing to Asyst. To be timely under our Bylaws with respect to the Annual Meeting of Shareholders to be held in 2008, a shareholder’s notice must be delivered to the attention of the Secretary at the principal executive offices of Asyst, and received no later than June 22, 2008. However, in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, such notice to be timely must be so delivered and received a reasonable time before Asyst mails its proxy statement for that meeting. If Asyst does not receive timely notice of a shareholder proposal, Asyst’s management will use its discretionary authority with respect to that proposal to vote the proxies received as our Board may recommend.

Article III, Section 8 of our Bylaws requires the notice from a shareholder seeking to bring business or nominate a director at an annual meeting to include: (a) a brief description of the proposal and reasons for bringing it before the meeting; (b) the name and address of the shareholder; (c) the class and number of shares of Asyst stock beneficially owned by the shareholder; (d) any material interest of the shareholder in the proposal; and (e) any other information that is required under SEC rules to be provided by the shareholder acting as a proponent of a shareholder proposal.

Shareholder proposals under the procedures described above must be in writing and delivered to, or mailed and received by, Asyst no later than the applicable deadline, at Asyst Technologies, Inc., 46897 Bayside Parkway, Fremont, California 94538, and Attention: Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are seven nominees for the seven Board positions currently authorized under our Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently one of our directors and has been elected for the current term by our shareholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The vote required for approval of this proposal is described above under “Information Concerning Solicitation and Voting — Voting Rights and Outstanding Shares.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
OF EACH NAMED NOMINEE.

Nominees

The names of the nominees and certain information about them are set forth below.

Name	Age	Principal Occupation

Stephen S. Schwartz, Ph.D.	47	Chair of our Board of Directors, President and Chief Executive Officer of Asyst
Stanley Grubel	65	Retired Vice President and General Manager, Philips Semiconductor Manufacturing, Inc., and retired CEO of MiCRUS
Tsuyoshi E. Kawanishi	78	Retired Executive Senior Vice President and Director, Toshiba Electronic Co., Ltd.
Robert A. McNamara	53	President and Chief Executive Officer, LVI Services, Inc.
Anthony E. Santelli	67	Retired Executive Vice Chairman, USA Global Link, and retired General Manager, IBM
William Simon	69	Retired Executive Vice President, BearingPoint, Inc., and retired National Managing Partner, KPMG LLP
Walter W. Wilson	64	Retired Senior Vice President, Solectron Corporation

Dr. Schwartz has served as Chair of our Board since January 2003. He has been a director of Asyst since August 2002, when he was elected to the Board in conjunction with his appointment as our President and Chief Executive Officer. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations, and became Executive Vice President, Product Groups and Operations in October 2001. Prior to joining us, he served as President of Consilium, a software company and wholly owned subsidiary of Applied Materials, Inc., from May 1999 to January 2001. Between May 1997 and May 1999, Dr. Schwartz served as Vice President and General Manager of Applied Materials’ Global Service Business, a supplier of products and services to the global semiconductor industry. From September 1992 to May 1997, Dr. Schwartz also served as General Manager of Applied Materials’ High Temperature Films Division. From 1987 to 1992, Dr. Schwartz held various marketing, business development and engineering positions at Applied Materials. He has been a director of Semiconductor Equipment and Materials International, or SEMI, since July 2003.

Mr. Grubel has served as a director of Asyst since January 1997. He served as a Vice President and General Manager of Philips Semiconductor Manufacturing, Inc. from June 2000 until his retirement in 2001. Prior to such time, he served as Chief Executive Officer of MiCRUS, a semiconductor manufacturing company, from September 1994 through June 2000. Between January 1990 and September 1994, he served in various executive positions for IBM. Since May 1999, he has also served as a director of CH Energy Group, Inc.

Mr. Kawanishi has served as a director of Asyst since June 2003. He currently also serves as a director of Semiconductor Manufacturing International Corporation, a semiconductor foundry in the People’s Republic of China, and TEK Consulting. Mr. Kawanishi previously served on the board of Applied Materials, Inc. from 1994 to 2001. He is a former Executive Senior Vice President and director of Toshiba Electronic Co., Ltd. He currently serves as chairman of The Society of Semiconductor Industry Seniors in Japan, and previously served on the International Advisory Panel for Singapore Technologies Pte Ltd.

Mr. McNamara has served as a director of Asyst since October 1999. He currently is President and Chief Executive Officer of LVI Services, Inc., an emergency response and environmental remediation company. Mr. McNamara also currently serves as a consultant to the Fluor Corporation, an engineering, procurement, construction and maintenance company. He recently retired as Senior Group Executive of Fluor, a position he held beginning in 2004. From 2001 to 2004 he served as Group Executive of Fluor. From June 1999 to 2001, he served as Group President of the Manufacturing and Life Sciences Strategic Business Unit of the Fluor Daniel division of

Fluor Corporation. From October 1996 to June 1999, Mr. McNamara served as a Vice President of Fluor Daniel. Prior to such time, he served as President and Chief Operations Officer of Marshall Contractors from 1982 until Marshall was acquired by Fluor Corporation in October 1996.

Mr. Santelli has served as a director of Asyst since May 2001. He served as Executive Vice Chairman of USA Global Link, a telecommunications and information services company, from August 1999 until retiring in May 2001. From March 1997 until July 1999, Mr. Santelli served as a General Manager of IBM Printing Systems Company. From November 1995 to March 1997, Mr. Santelli was General Manager, Product and Brand Management, of IBM Personal Computer Company.

Mr. Simon joined our Board in January 2005. From February 2001 to July 2004, Mr. Simon was a director of Duane Reade, Inc., serving as chair of its audit committee and as its audit committee financial expert. From July 1998 to 2002, Mr. Simon held various executive positions with BearingPoint, Inc., a business and systems integration consulting firm (which, prior to its public offering in 2001, was the consulting entity of KPMG LLP). From 2001 until his retirement from BearingPoint in 2002, Mr. Simon served as its Executive Vice President, International Consulting, and from July 1998 to 2001 as its CEO, Latin America Consulting. Mr. Simon held various positions with KPMG LLP over a 37-year period, until his retirement, including until June 1998 as its National Managing Partner for the firm’s Manufacturing, Retailing and Distribution Practice (a vice chair position). Mr. Simon also served as Partner in Charge of KPMG’s Management Consulting and Audit Practices (vice chair positions), as well as serving as Chair of its Audit and Management Consulting Practice Committees.

Mr. Wilson has served as a director of Asyst since January 1995. Since October 2000, he has been a business consultant. From 1989 until he retired in October 2000, Mr. Wilson held numerous management positions at Solectron Corporation, a provider of electronics manufacturing and integrated supply chain services, most recently as its Senior Vice President, Business Integration.

There are no family relationships amongst any of our directors or executive officers.

Board and Committee Meetings and Attendance

During the fiscal year ended March 31, 2007, by telephone or in person, our Board held 13 meetings, the Audit Committee held 18 meetings, the Governance and Nominating Committee held 2 meetings, and the Compensation Committee held 15 meetings. In addition, a special-purpose committee was formed in fiscal year 2007 to investigate the company’s past stock option grants and practices (the “Special Stock Review Committee”); that committee held 13 meetings during the fiscal year. During the fiscal year ended March 31, 2007, each incumbent Board member attended at least 75 percent of the aggregate number of the meetings of the Board and of the standing committees on which he served, held during the period for which he was a director or committee member, respectively; except as follows: Mr. Kawanishi attended 4 of 13 meetings of the Board held during the period for which he was a director.

Committee Membership

There are three standing committees of our Board: Audit Committee, Governance and Nominating Committee, and Compensation Committee. The members of these committees currently are:

Governance and
	Audit	Nominating	Compensation
Director Name and Positions	Committee	Committee	Committee

Stephen S. Schwartz (Chair, Chief Executive Officer and President)	—	—	—
Stanley Grubel (Director)	X	Chair	X
Tsuyoshi E. Kawanishi (Director)	—	—	—
Robert A. McNamara (Director)	X	—	—
Anthony E. Santelli (Director)	—	—	Chair
William Simon (Director)	Chair	—	—
Walter W. Wilson (Lead Non-management Director)	X	X	X

The members of the Special Stock Review Committee were Mr. McNamara, Mr. Simon and Mr. Wilson. Mr. Simon served as the Chair of that Special Committee. The investigation concluded in fiscal year 2007 and is summarized in our Form 10-K for fiscal year 2006 filed on October 13, 2006, as amended on October 27 and November 28, 2006, and under Item 7 in our Form 10-K for fiscal year 2007 filed on June 12, 2007.

Director Independence and Executive Sessions

Our Board determined in July 2007 that each of the directors, other than Dr. Schwartz, is an independent director as defined in Rule 4200 of the NASDAQ listing standards. The Board noted the continuing consulting services (and associated fees) that Mr. Kawanishi provides directly to Asyst Japan, Inc. (see Note 3 to “Non-Employee Director Compensation Table,” below). However, our Board determined that this was neither material nor did it affect Mr. Kawanishi’s independence.

The foregoing independence determination also included the conclusions of our Board that each of the members of its Audit Committee, Governance and Nominating Committee, and Compensation Committee listed above is independent, as defined under the NASDAQ listing standards, and, with respect to the Audit Committee, independent under additional SEC rules defining independence for members of an audit committee.

Our Board’s policy is to hold executive sessions at which only independent directors are present at least twice during the fiscal year ending March 31, 2008. These sessions may occur in conjunction with regularly scheduled meetings of our Board.

Audit Committee

Charter and Purposes.  The charter of the Audit Committee was amended and restated by our Board in May 2004 (and is available on our website, as described below under “Corporate Governance and Website Information”). The primary purposes of this committee are to oversee on behalf of our Board: (a) Asyst’s accounting and financial reporting processes and integrity of Asyst’s financial statements; (b) the audits of Asyst’s financial statements and appointment, compensation, qualifications, independence and performance of Asyst’s independent registered public accounting firm; (c) Asyst’s compliance with legal and regulatory requirements; and (d) Asyst’s internal control over financial reporting.

Members.  In addition to the determination by our Board of the independence of the members of this committee, described above under “Director Independence and Executive Sessions,” our Board has also determined that each of the members of the Audit Committee meets the requirement of the NASDAQ listing standards that the member be able to read and understand fundamental financial statements, including a company’s balance sheet, income and cash flow statements. Additionally, our Board has determined that Mr. Grubel, Mr. McNamara, Mr. Simon and Mr. Wilson each meets the requirement of the NASDAQ listing standards that at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication.

Audit Committee Financial Expert.  Our Board has determined that incumbent director Mr. Simon meets the definition of an “audit committee financial expert,” as defined in SEC rules.

Policies and Procedures with Respect to Related Person Transactions.  The charter of the Audit Committee provides that it is our policy not to enter into related-party transactions (as defined by applicable SEC rules) unless the Committee or another independent body of our Board of Directors first reviews and approves the transaction. Current SEC rules define a related-party transaction to include any transaction, arrangement or relationship involving our company and in which any of the following has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of our company;

•	any person who is known to be a beneficial owner of more than five percent of our common stock;

•	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee of our company or a beneficial owner of more than five percent of our common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner (or principal or similar position), or in which such person — together with any other of the foregoing persons — has a ten percent or greater beneficial ownership interest.

Our Audit Committee reviews transactions which potentially raise related-party issues, and the Committee periodically reviews with our management its knowledge or understanding regarding the existence of such transactions. In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of our management — including conflicts of interest and violations of our Code of Business Conduct. Under our Code, our directors, officers and all other employees are expected to avoid any relationships and/or report any transactions or activities that would cause or appear to cause a conflict of interest. In this regard, all our employees (and Finance employees specifically) are directed to report any such transactions to their manager, our general counsel or directly to our Audit Committee (including through its Chair).

The company maintains a hotline that allows for confidential reporting of any such a transaction (or concerns regarding a potential transaction). A transaction raising such issues is initially assessed by our Chief Financial Officer and General Counsel, who then report their assessment of the transaction to the Audit Committee (including through its Chair). The Audit Committee may then independently assess the facts of the transaction to determine whether it raises any conflict of interest under our Code of Business Conduct or material issues affecting the independence of any of our non-employee directors.

Governance and Nominating Committee and Director Nomination Process

Charter and Purposes.  This committee has a charter that is available on our website, as described below under “Corporate Governance and Website Information.” The primary purposes of the committee are to: (a) recommend to our Board individuals qualified for election to serve on our Board by shareholders at each annual meeting of shareholders, and to fill vacancies on our Board; (b) implement our Board’s criteria for selecting new directors; and (c) develop, recommend to our Board, and assess corporate governance policies for the company.

Members.  Our Board has determined that the members of this committee are independent, as described above under “Director Independence and Executive Sessions.”

Process for Identifying Director Candidates.  The committee periodically evaluates the size and composition of our Board with a goal of maintaining continuity of knowledge of our company, industry knowledge, and operational and financial oversight experience. In the evaluation of director nominees, the committee expects to consider the candidate’s independence under applicable standards, professional skills and experience that will enable him or her to contribute to the oversight function of our Board, and time to devote to the functions of our Board and other considerations particular to our company and the functions of our Board and its committees.

The committee may identify and evaluate candidates for director by means of in-person interviews, retention of paid consultants, and recommendations from directors and management. The committee will also consider nominations timely made by shareholders pursuant to the requirements of our Bylaws and applicable SEC rules referred to above under “Information Concerning Solicitation and Voting — Shareholder Proposals.” Our Board has adopted the same criteria to evaluate nominees for director whether the nominee is recommended by a shareholder, or other source.

Source of Recommendation for Current Nominees.  The Governance and Nominating Committee formally recommended the nominees for director included in this Proxy Statement.

Past Nominations from More than 5 Percent Shareholders.  Under SEC rules (and assuming consent to disclosure is given by the proponent and nominee), Asyst must disclose any nominations for director made by any person or group beneficially owning more than 5 percent of Asyst’s outstanding common stock by the date that is 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. We have not received any such nominations in conjunction with this year’s Annual Meeting of Shareholders prior to the mailing of this Proxy Statement.

Compensation Committee

Charter and Purposes.  This committee has a charter that is available on our website, as described below under “Corporate Governance and Website Information.” The primary purposes of the committee are to: (a) determine and otherwise discharge the responsibilities of our Board relating to the compensation of our executive officers; (b) evaluate the performance of our executive officers and assess management succession planning; (c) recommend to our Board the cash and non-cash compensation policies for the non-employee directors; and (d) exercise the authority of our Board with respect to the administration of our stock-based and other incentive compensation plans. The committee’s charter allows, subject to certain terms and conditions, for delegation to one or more officers the committee designates the authority to make grants of discretionary awards to eligible individuals (other than directors and executive officers). However, the committee did not delegate such authority in fiscal year 2007 and does not currently anticipate delegating such authority in the future.

Members.  Our Board has determined that the members of this committee are independent, as described above under “Director Independence and Executive Sessions.”

Role of Compensation Consultants & Our CEO.  In addition to other functions, this committee assesses approves performance goals and compensation for each executive as of the beginning of each fiscal year. When approving such goals and compensation the committee collects and analyzes comparative executive compensation information from relevant peer groups, and has engaged the Ross Consulting Group and Mercer Human Resource Consulting to provide independent evaluation and advisory services with respect to the company’s compensation practices and the committee’s actions. The committee, and not the company, has the authority to engage these consultants (who are independent of our management).

The Chief Executive Officer also approves the goals of the other executive officers and for each recommends the base, bonus and equity compensation and adjustments for the committee’s review and approval. The Chief Executive Officer also recommends specific performance goals for himself, which the committee then independently assess and approves. Please refer to “Compensation Discussion and Analysis,” below, for additional details. Under its charter, the committee has the ability to delegate to one or more company officers the authority to make stock awards to eligible individuals (other than directors and executive officers). This would include the ability to delegate this authority to our Chief Executive Officer. However, the committee has determined not to delegate this authority.

Share Ownership Guidelines

Our Board has not adopted specific share ownership guidelines for its members. However, as noted below, stock awards to our Board of Directors are typically subject to mandatory deferral periods which extend beyond vesting and are intended to promote long-term ownership of our stock.

Shareholder Communications to Our Board

Any record or beneficial owner of our stock, employee or other person who has concerns about accounting, internal accounting controls, or auditing matters relating to Asyst may contact our Board’s Audit Committee, care of the Audit Committee Chair:

•	via e-mail, at asyt@openboard.info;

•	via phone, by means of our “hotline” service provider, at (866) 254-2708 (toll-free, if made within the U.S.A.);

•	via Internet, by means of our “hotline” service provider, at http://www.openboard.info/asyt; or

•	via U.S. mail to the Audit Committee of the Board of Directors, in care of the following address:

Asyst Technologies, Inc.
Attn: Secretary
46897 Bayside Parkway
Fremont, California 94538.

Any shareholder may also communicate with members of our Board or its committees in writing addressed to the Board, a committee or individual directors, as the case may be, in care of our Secretary, mailed or delivered to Asyst Technologies, Inc., 46897 Bayside Parkway, Fremont, California 94538. Our Secretary will forward or otherwise deliver all such communications to the intended recipients designated in those communications.

Communications from an employee or agent of Asyst will not be treated as communications from a shareholder unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in our proxy statement, under SEC Rule 14a-8, or in compliance with our Bylaws, are subject to specific notice and other requirements referred to above under “Information Concerning Solicitation and Voting — Shareholder Proposals.” The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders.

Asyst has not adopted a formal policy requiring director attendance at our annual meetings. Mr. Wilson attended our annual meeting held on December 14, 2006.

Corporate Governance and Website Information

Asyst believes that it is currently in compliance with the corporate governance requirements of the NASDAQ listing standards, and will be in compliance with these requirements as of the date of the Annual Meeting (assuming the nominees for director are elected and the absence of circumstances beyond our control that would adversely affect such compliance). The principal elements of these governance requirements as implemented by Asyst are:

•	affirmative determination by our Board that a majority of the directors is independent;

•	regularly scheduled executive sessions of our independent directors;

•	a code of business conduct applicable to Asyst directors, officers and employees that meets the definition of a code of ethics set forth in SEC rules. The code also includes a section entitled “Special Obligations of our CEO and CFO” applicable to our principal executive, principal financial and principal accounting officers that contains specific standards applicable to these senior officers with responsibilities for disclosure to investors and financial reporting;

•	Audit Committee, Governance and Nominating Committee, and Compensation Committee composed of independent directors, and having the purposes and charters described above under the separate committee headings; and

•	specific authority and procedures outlined in the charter of the Audit Committee.

The Corporate Governance Policies of our Board, the charters of the three committees described above, and the Code of Business Conduct are available without charge on the Asyst website at www.asyst.com by clicking on “Investor Relations,” then “Corporate Governance,” and then “Highlights.”

DIRECTOR COMPENSATION

The following summarizes our standard compensation arrangements for non-employee directors’ service on our Board of Directors and its committees. Dr. Schwartz, Chair and Chief Executive Officer, does not receive additional compensation for his service as a director. Non-employee directors also are reimbursed for their expenses incurred in connection with attendance at Board and committee meetings, in accordance with our reimbursement policy. In the past, non-employee directors have also been eligible to receive service awards as part of a company-wide recognition program. The awards were based solely on length of service with Asyst, and the directors’ eligibility and available benefits were the same as for all Asyst employees. Under the program, an eligible employee or director would select from a pre-determined selection of items that in the past has included commonly available goods (that Asyst considered individually to have de minimis value). However, the company has discontinued this program.

Sign-on equity award.  Upon appointment to our Board, Asyst grants to each new non-employee director a sign-on equity award, on a deferred basis, of shares of our common stock with a value equal to $120,000 at the date of the award. The award vests over three years from the date of award, but the vested shares subject to the award cannot be issued or delivered to the director, or sold or transferred by the director, unless and until the director has ceased to be a member of our Board for any reason. Until such actual issuance and delivery of shares, the award constitutes an unfunded, unsecured promise by the company to deliver the shares as of such future date.

Annual equity award.  On April 3, 2006, each non-employee director received an annual restricted stock unit award for 13,000 shares of our common stock, vesting in one third increments on March 31, 2007, March 31, 2008, and April 3, 2009, assuming continuous Board service through those dates, with a mandatory deferral of delivery of all vested shares and restriction on the sale of vested shares until April 3, 2009. On April 2, 2007, each non-employee director received an annual restricted stock unit award for 15,000 shares of our common stock, vesting in equal monthly increments through March 31, 2008, assuming continuous board service through that date, with a mandatory deferral of delivery of all vested shares and restriction on the sale of vested shares until March 31, 2010. Delivery of shares vested under each award will be accelerated as of the earlier date a director ceases to be a member of our Board for any reason. However, until such actual delivery of shares, each award constitutes an unfunded, unsecured promise by the company to deliver the shares as of such future date.

Director cash retainer and board meeting fees.  Each non-employee director receives:

•	a $35,000 annual cash retainer, or a pro-rata portion thereof, for service on our Board, and

•	$2,000 for each Board meeting attended in person and $1,000 if attended telephonically.

Committee cash retainer and committee meeting fees.  Each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee receives:

•	a $5,000 annual cash retainer, or pro-rated portion thereof, and

•	$1,000 for each committee meeting attended in person and $500 if attended telephonically (including for service on Special Committees).

Committee chair cash fees.  The chair of the Audit Committee and, if the audit committee financial expert is not also serving as the chair of the Audit Committee, the audit committee financial expert, each receives an additional annual cash retainer of $12,500, or pro-rated portion thereof. The chair of the Compensation Committee and Governance and Nominating Committee each receives an additional annual cash retainer of $7,500, or pro-rated portion thereof.

Other fees and reimbursements.  An annual cash retainer of $5,000, or pro-rated portion thereof, is paid to each non-employee director of our Board who also serves as a director of our majority-owned subsidiary, Asyst Japan, Inc. Directors are not paid by the hour for work performed on special projects. Instead, directors will receive $5,000 per assignment or $1,000 per day, as determined by the Board, for projects outside the United States. The non-employee director designated as “lead director” by our Board also receives an annual cash retainer of $7,500, or pro-rated portion thereof. In conjunction with formation of the Special Stock Review Committee, the Board also approved payment to each member of $2,000 for each Board meeting attended in person and $1,000 if attended telephonically. The members of our Board also are reimbursed for their expenses incurred in connection with attendance at Board and committee meetings, in accordance with our reimbursement policy.

Non-Employee Director Compensation in Fiscal Year 2007

The table below summarizes the compensation our company paid to non-employee directors for the fiscal year ended March 31, 2007. Dr. Schwartz is a director, but he is not included in the table below because he does not receive any additional compensation for services provided as a director.

	Fees Earned or Paid			All Other
	in Cash		Stock Awards	Compensation		Total
Name	($)		($)(1)(2)	($)		($)

Stanley Grubel	101,000		66,654	—		167,654
Tsuyoshi E. Kawanishi	52,000	(3)	66,654	40,652	(3)	159,306
Robert A. McNamara	77,500		66,654	—		144,154
Anthony E. Santelli	77,500		66,654	—		144,154
William Simon	94,500		99,208	—		193,708
Walter W. Wilson	99,520		66,654	—		166,174

(1)	These dollar amounts reflect the compensation expenses (disregarding any estimate of forfeitures related to service-based vesting) recognized by our company in fiscal year 2007 for financial statement reporting purposes in accordance with FAS 123(R) for all equity awards made to the director in or before fiscal year 2007. Therefore, these amounts do not represent payments actually received by the directors.

•	The assumptions used to calculate the value of the awards are set forth in Note 17 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended March 31, 2007, filed on June 12, 2007.

•	On April 3, 2006, Asyst granted each director a restricted stock unit award of 13,000 shares of our common stock. The full grant date fair value under FAS 123(R) of each of these stock awards was $125,970, based on a closing price of $9.69 per share on the grant date.

(2)	As of March 31, 2007, each director had the following numbers of shares underlying unvested stock awards and unexercised stock options then outstanding:

	Unvested Stock Awards	Unexercised Stock Options
Name	# of Shares	# of Shares

Stanley Grubel	14,749	71,500
Tsuyoshi E. Kawanishi	14,749	49,508
Robert A. McNamara	14,749	47,500
Anthony E. Santelli	14,749	39,062
William Simon	22,207	0
Walter W. Wilson	14,749	71,500

(3)	Fees earned in cash include $5,000 annual retainer for service as a director of our majority-owned subsidiary, Asyst Japan, Inc. The All Other Compensation figure includes consulting fees of JPY400,000 paid monthly for services directly to Asyst Japan, Inc. (such consulting fees totaled US$40,652 for fiscal year 2007, based on March 31, 2007, exchange rates).

Each director also received in fiscal year 2007 a $5,000 payment associated with Board and committee meetings held at our operating facilities in Japan in September 2006 (which payments are reflected in the “Fees Earned or Paid in Cash” column in the table, above). This payment was in addition to fees referenced above for Board and committee meetings held during such travel.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of our Board. Our Board has adopted a written Audit Committee Charter. Management has the primary responsibility for financial statements and reporting processes, including our systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, matters related to the conduct of the audit of our financial statements and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those described in Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee also discussed and reviewed with the independent registered public accounting firm the results of its examination of the financial statements. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee also considered whether provision of non-audit services is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit, and regularly meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations and evaluations of our internal control over financial reporting and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2007, for filing with the SEC.

In addition, the Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year 2008, and recommends to our shareholders that they ratify this selection.

Audit Committee

William Simon, Chair
Stanley Grubel
Robert A. McNamara
Walter W. Wilson

PROPOSAL 2 — APPROVAL OF AMENDMENT TO 2003 EQUITY INCENTIVE PLAN

We are asking our shareholders in this Proposal 2 to approve an increase from 4,900,000 to 5,900,000 the aggregate number of shares of our common stock authorized for issuance and available for award as incentive stock options under the Asyst Technologies, Inc. 2003 Equity Incentive Plan.

References below to the “2003 Plan” mean the Asyst Technologies, Inc. 2003 Equity Incentive Plan, as proposed to be amended, unless the context otherwise indicates. A copy of the proposed amended 2003 Plan is attached as Appendix A, with the specific proposed changes marked in the copy of the 2003 Plan. The description of the 2003 Plan and proposed amendment outlined above and below is qualified in its entirety by reference to the 2003 Plan.

If shareholders do not approve the amendment described above, the 2003 Plan will remain in effect without the amendment described above. This could result in our not having sufficient shares available under the 2003 Plan to grant as options or restricted stock awards to our key employees, directors, or consultants, which could impair our ability to attract and/or retain such personnel.

The 2003 Plan does not provide for an automatic share reserve increase provision, commonly known as an “evergreen” provision. In addition, the 2003 Plan prohibits Asyst from “repricing options” without shareholder approval (see “Administration,” below).

The vote required for approval of this proposal is described above under “Information Concerning Solicitation and Voting — Voting Rights and Outstanding Shares.”

Shareholder approval of the amendment constitutes approval of the 2003 Plan as so amended. We are seeking approval of the 2003 Plan as amended to comply with NASDAQ listing standards that require approval by shareholders when an equity compensation plan is to be materially amended.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Background

In September 2003, our shareholders approved the 2003 Plan and reserved 1,000,000 shares of our common stock for issuance under the plan. In September 2004, our shareholders approved amendments to the 2003 Plan to: (a) increase to 1,900,000 the aggregate number of shares of our common stock authorized for issuance under the 2003 Plan, and available for award as incentive stock options; (b) increase the percentage of the aggregate number of shares authorized for issuance under the 2003 Plan that may be awarded as restricted stock awards from 10 percent to 20 percent; and (c) limit to six (6) years the term of future option awards under the 2003 Plan. In August 2005, our shareholders approved amendments to the 2003 Plan to: (a) increase from 1,900,000 shares to 3,900,000 the aggregate number of shares of our common stock authorized for issuance under the 2003 Plan, and available for award as incentive stock options, and (b) increase the percentage of the aggregate number of shares authorized for issuance under the 2003 Plan that may be awarded as restricted stock awards from 20 percent to 30 percent. In December 2006, our shareholders approved amendments to the 2003 Plan to: (a) increase from 3,900,000 to 4,900,000 the aggregate number of shares of our common stock authorized for issuance under the 2003 Plan and available for award as incentive stock options under this plan; (b) remove the 30 percent sub-limit on the number of shares that may be awarded as restricted stock awards; (c) provide that restricted stock awards to our non-employee directors would not be subject to a minimum vesting schedule (whether vesting is based on continued service or performance criteria), while retaining the requirement for other participants that the vesting schedule must at a minimum be for three years for shares that vest based on continued service to Asyst or its subsidiaries or any parent company (an “affiliate”) meeting the requirements of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the “Code”), and for one year for shares that vest based on accomplishment of performance criteria determined by the Board; (d) add performance criteria to the 2003 Plan for purposes of qualifying restricted stock awards as performance-based compensation under Section 162(m) of the Code; and (e) add or change provisions of the 2003 Plan relating to tax aspects or technical changes, including but not limited to, adding a provision that permits the committee — as defined in the 2003 Plan — in its sole discretion to settle in shares or cash restricted stock awards that vest on the accomplishment of performance criteria.

In July 2007, our Board (following the review, approval and recommendation of the Compensation Committee) approved the amendment to the 2003 Plan described above, subject to approval by our shareholders at the Annual Meeting. At that time, our Board also approved a technical change to the 2003 Plan to confirm the determination of the fair market value of our common stock as of the date of a stock option award. (See “Terms of Options — Exercise Price; Payment,” below.)

Except for the 2003 Plan and our 1993 Employee Stock Purchase Plan, our other shareholder-approved equity compensation plans have expired. As a consequence, the 2003 Plan is our primary means to make available equity-based incentive compensation to our key employees, executive officers and our Board. We believe that the ability to continue to make available equity-based incentives to our key personnel is important to attract and retain talented individuals whose contributions will continue to promote the interests of our shareholders.

See “Equity Compensation Plan Information,” below, for information as of March 31, 2007, required under SEC rules concerning outstanding options and rights, weighted average exercise prices, and shares available for future awards under our equity plans that have and have not been approved by shareholders. As of July 20, 2007, the record date for the Annual Meeting, we had outstanding 49,519,710 shares of our common stock. The additional 1,000,000 shares requested for the 2003 Plan represent approximately 2.02% percent of these outstanding shares.

General

The 2003 Plan provides for awards of both incentive and nonstatutory stock options, and restricted stock awards. Incentive stock options awarded under the 2003 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options awarded under the 2003 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information,” below, for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

The 2003 Plan was adopted to: (a) provide our directors, employees and consultants a means to acquire our stock; (b) assist in securing and retaining the services of directors, employees, and consultants; and (c) encourage these persons to exert maximum efforts for our success. All our approximately 1,020 regular employees (including the regular employees of our majority-owned and wholly owned subsidiaries) and our directors are eligible to participate in the 2003 Plan.

Administration

The 2003 Plan is administered by our Board. The Board has the power to construe and interpret the 2003 Plan and, subject to the provisions of the 2003 Plan, to: (a) select the persons to whom awards are to be made; (b) designate the number of shares covered by each stock award; (c) determine whether an option is an incentive stock option or a nonstatutory stock option; (d) establish vesting schedules; (e) specify the exercise or purchase price and the type of consideration to be paid to us upon exercise or purchase; and (f) subject to restrictions, specify any other terms. Our Board is authorized to delegate administration of the 2003 Plan to a committee composed of not fewer than two members of the Board, the composition of which is intended to satisfy the provisions of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act. In the discretion of the Board, such committee may consist solely of two or more “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act, or two or more “outside directors” within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 2003 Plan to its Compensation Committee. As used herein with respect to the 2003 Plan, the “Board” refers to the Compensation Committee as well as to our Board.

Only members of the Compensation Committee who meet the Section 162(m) test may participate in decisions required to be made by outside directors under Section 162(m), and only members of the Compensation Committee who meet the Section 162(m) test may participate in decisions required to be made be non-employee directors. Any other member of this Compensation Committee must recuse himself or herself as applicable.

Except as provided in Section 11 of the 2003 Plan (relating to certain adjustments to the capital structure of our company and specified corporate transactions), unless shareholder approval is received, the Board may neither reduce the exercise price of an outstanding option nor cancel an outstanding option, in exchange for a new option or for shares of stock.

Eligibility

We may grant incentive stock options under the 2003 Plan only to employees, including officers and employee directors, of Asyst and our affiliates. Employees, including officers, and directors and certain consultants, are eligible to receive nonstatutory stock options and restricted stock awards under the 2003 Plan.

The per-individual, per-calendar year period limitation on the number of shares that may be subject to a stock option under the 2003 Plan is 400,000 shares of our common stock. In addition, in the case of restricted stock awards intended to comply with Section 162(m) of the Code, the maximum number of shares of restricted stock any eligible individual may receive in any calendar year may not exceed 400,000. Currently, no individual is expected to be required to make a cash payment for the shares underlying restricted stock awards. These limitations are part of the requirements necessary under Section 162(m) of the Code to permit us to deduct for tax purposes the compensation attributable to these awards under the 2003 Plan without regard to the deduction limitation of Section 162(m) of the Code.

Currently, except in the case of restricted stock awards intended to comply with Section 162(m) of the Code, there is no limit on the number of shares authorized for issuance under the 2003 Plan that may be awarded as restricted stock awards; consequently, if the proposed amendment is approved, the number of shares that may be awarded as restricted stock awards under the 2003 Plan would be limited only by the availability of shares under the overall 5,900,000 share reserve and any limitations with respect to Section 162(m) of the Code.

No incentive stock option may be awarded under the 2003 Plan to any person who, at the time of the award, owns, or is deemed to own, stock possessing more than 10 percent of the total combined voting power of all classes of our stock or the stock of any of our affiliates, unless the option exercise price of such option is at least 110 percent of the fair market value of the stock subject to the option on the date of award, and the term of the option does not exceed five years from the date of award. For incentive stock options awarded under the 2003 Plan, the aggregate fair market value, determined at the time of award, of the shares of our common stock with respect to which such options are exercisable for the first time by an optionee during any calendar year, under all such plans of Asyst and our affiliates, may not exceed $100,000.

Stock Subject to the 2003 Plan

If awards under the 2003 Plan expire or otherwise terminate without being exercised, the common stock underlying these awards again becomes available for issuance under the 2003 Plan. If our company reacquires unvested stock or rights to stock awarded under the 2003 Plan, the reacquired stock will again become available for reissuance under the 2003 Plan.

Subject to shareholder approval, the total number of shares of our common stock authorized for issuance under the 2003 Plan is 5,900,000 shares. Of the total number of shares reserved under the 2003 Plan, and subject to shareholder approval, no more than 5,900,000 shares of our common stock may be issued pursuant to the exercise of incentive stock options awarded under the 2003 Plan.

The 2003 Plan previously reserved 4,900,000 shares for these purposes. This amendment would increase the total shares reserved by 1,000,000 shares.

Terms of Options

The following is a description of the permissible terms of options under the 2003 Plan. Individual option awards may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.  The exercise price to purchase shares of our common stock pursuant to an incentive stock option under the 2003 Plan may not be less than the fair market value of our common stock on the date of the option award, and in some cases, may not be less than 110 percent of this fair market value. See “Eligibility,” above. The exercise price to purchase shares of our common stock pursuant to nonstatutory stock options under the 2003 Plan may not be less than 100 percent of the fair market value of our common stock subject to the option on the date of the option award (except that the 2003 Plan provides that options may be granted with a lower exercise price only if pursuant to an assumption or substitution of another option to satisfy Section 424(a) of the Code). At July 20, 2007, the closing price of our common stock as reported on the NASDAQ Global Market was $7.40 per share.

The exercise price of options awarded under the 2003 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other common stock of Asyst, (ii) pursuant to a deferred payment arrangement (unless otherwise prohibited by applicable law), or (iii) in any other form of legal consideration acceptable to the Board.

Transferability.  Under the 2003 Plan, an optionee may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option may be exercised only by the optionee. An option may be exercised by the optionee’s estate within eighteen months of the optionee’s death. An optionee may not transfer a nonstatutory stock option except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the optionee may transfer the nonstatutory stock option upon the terms and conditions set forth in the option agreement. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee’s death.

Option Exercise.  Options granted under the 2003 Plan may become exercisable, or vest, in cumulative increments as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options awarded under the 2003 Plan may permit early exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows us to repurchase such shares. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of Asyst, by withholding from compensation paid to the optionee, by using proceeds from the sale of shares issued to the optionee upon exercise, or by a combination of these means.

Term.  The maximum term of options under the 2003 Plan is currently six (6) years (except that in certain cases the maximum term will be five years). See “Eligibility,” above. Under the 2003 Plan, options terminate three months after termination of the optionee’s employment or relationship as a consultant or director of Asyst or any of our affiliates, unless: (a) such termination of employment is due to such person’s permanent and total disability, as defined in the Code, in which case the option may, but need not, provide that the optionee may exercise the option within one year of this termination; (b) the optionee dies while employed by or serving as a consultant or director of Asyst or any affiliate of Asyst, or within a specified period after termination of this relationship, in which case the option may, but need not, provide that the optionee may exercise the option to the extent the option was exercisable at the time of the optionee’s death within eighteen months of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (c) the option expires earlier under its original term; or (d) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting or director relationship.

Terms of Restricted Stock Awards

Payment.  The Board determines the purchase price for a restricted stock award, but the Board may award restricted stock for no purchase price (and typically does so). The purchase price for a restricted stock award may be payable in cash, under a deferred payment arrangement (unless otherwise prohibited by applicable law), by services rendered or to be rendered, or by any other form of legal consideration acceptable to the Board. In the case of restricted stock awards intended to comply with Section 162(m) of the Code, no cash payment will be required as consideration for the grant.

Transferability.  Rights under a restricted stock award may not be transferred, unless otherwise stated in the restricted stock award agreement and as determined by the Board.

Vesting.  The current minimum vesting schedule for restricted stock awards, to participants other than non-employee directors is three years, if vesting is based on time spent providing services to our company or its affiliates, and one year, if vesting is based on performance criteria determined by the Board. However, restricted stock awards under this plan to our non-employee directors are not subject to a minimum vesting schedule (whether based on continued service or performance criteria). This is to allow annual awards of restricted stock to non-employee members of our Board to vest in conjunction with a fiscal year in which the award is made, provided a member’s continuing Board service during that period.

Shares of stock sold or awarded under the 2003 Plan must be subject to a repurchase option in favor of our company in accordance with the applicable vesting schedule or to a delayed-delivery arrangement that enables Asyst to reacquire shares that do not vest. Restricted stock awards may also include awards representing rights to receive shares in the future no earlier than when the applicable vesting conditions have been satisfied, which rights represent an unfunded and unsecured promise by Asyst to deliver shares of common stock as of a future date and subject to the terms and provisions of the stock award agreement, and the awards do not confer any of the rights of a shareholder until the shares are issued and delivered. The Board determines the applicable vesting schedules and terms of issuance and delivery, subject to the minimum vesting requirements summarized above.

Termination of Continuous Service.  Upon termination of the recipient’s services prior to vesting of the restricted stock award, we may repurchase or otherwise reacquire the shares or rights to shares subject to the restricted stock award.

Performance Criteria

Awards under the 2003 Plan may, but need not, include performance criteria intended to satisfy Section 162(m) of the Code.

To the extent that awards under the 2003 Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be based on stock price appreciation in the case of stock options granted at fair market value or, in the case of restricted stock awards, on one or more of the factors set forth below (which may be adjusted as provided in the 2003 Plan). The performance criteria may be applied individually, alternatively or in any combination, with respect to our consolidated operations as a whole, or to a business unit or subsidiary, and may be measured either annually or cumulatively over other periods, with respect to a pre-established target, prior period results or a defined comparison group, in each case as specified in the award by the outside directors who are members of the Compensation Committee.

The following is a summary of the performance measures or criteria relating to Asyst’s progress, growth and operating performance or improvements that may be used for restricted stock awards intended to qualify as performance-based compensation:

Financial Measures	Operating Measures

• cash flow, including operating cash flow and free cash flow	• operating profit or net operating profit
• earnings per share	• operating margins or profit margins
• earnings before interest, taxes and amortization	• return on operating revenue
• return on equity	• operating results or net operating income
• return on invested capital	• market measures and share
• total stockholder return	• working capital targets
• return on capital	• productivity measures and ratios
• return on assets or net assets	Product Measures
• share price or market capitalization performance	• product release schedules
• net sales or revenue	• new product innovation
• net income	• product cost reduction
Customer Measures	• product ship targets
• brand recognition/acceptance
• customer satisfaction

The outside directors who are members of the Compensation Committee will appropriately adjust any evaluation of performance under a performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim fees, costs, judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in applicable accounting standards and/or in management’s discussion and analysis of financial condition and results of operations appearing in Asyst’s annual report to stockholders for the applicable year.

To the extent that an award under the 2003 Plan may include performance criteria but is not intended to qualify as performance-based compensation under Section 162(m) of the Code, the performance criteria can include the achievement of any other objectives as determined by the outside directors who are members of the Compensation Committee. To the extent specified at the time of granting an award, the number of shares of common stock or other benefits granted, issued, retainable and/or vested under an award due to satisfaction of performance criteria may be reduced by the outside directors who are members of the committee, in their discretion.

The Compensation Committee in its sole discretion may pay restricted stock awards that vest upon achievement of performance criteria in the form of shares of common stock, or in cash equal to the fair market value of the underlying shares of common stock at the date performance is achieved, or a ratable combination of such shares and cash.

Adjustment Provisions

If there is any change in the common stock subject to the 2003 Plan, or subject to any stock awarded under the 2003 Plan, without the receipt of consideration by us, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the 2003 Plan and the stock awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares and price per share of stock subject to the 2003 Plan and outstanding stock awards.

Effect of Mergers or Other Corporate Reorganizations

In the event of: (a) the sale or other disposition of all or substantially all of the consolidated assets of our company or its subsidiaries, as determined by the Board in its discretion; (b) the sale or other disposition of at least ninety percent of the outstanding securities of our company; or (c) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may assume or continue awards outstanding under the 2003 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume or continue such awards, or substitute similar awards, then with respect to awards held by participants whose service with Asyst or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date. The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Asyst.

Duration, Amendment and Termination

The Board may suspend or terminate the 2003 Plan without shareholder approval or ratification at any time, or from time to time. The 2003 Plan will otherwise terminate as of July 21, 2013.

The Board may also amend the 2003 Plan at any time, or from time to time. However, no amendment will be effective unless approved by our shareholders within twelve months of its adoption by the Board if the amendment would require shareholder approval for the 2003 Plan to comply with Section 422 of the Code. Subject to the foregoing, the Board may amend the 2003 Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under Section 422 of the Code, or to bring the 2003 Plan or any option granted thereunder into compliance with the Code.

Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of awards under the 2003 Plan, but is not a detailed or complete description of all federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2003 Plan should consult their own professional tax advisors concerning tax aspects of awards under the 2003 Plan. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to Asyst under federal tax law is not intended to imply that Asyst will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below.

Incentive Stock Options.  We intend for the incentive stock options awarded under the 2003 Plan to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code.

There generally are no federal income tax consequences to the optionee or us by reason of the awarding or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date of award, and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of: (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the excess of the amount the optionee realizes upon the sale of the stock over the exercise price. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee has held the stock. Long-term capital gains are generally subject to lower tax rates than short-term capital gains and ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs, subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a tax reporting obligation.

Nonstatutory Stock Options.  There are no tax consequences to the optionee or us by reason of the awarding of a nonstatutory stock option. However, upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss generally will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase rights.

Restricted Stock Awards.  Restricted stock awards may be issued as a grant of stock subject to vesting conditions or as a mere promise to provide stock in the future (which may be denominated as a restricted stock unit or similar term). Restricted stock is taxed under Section 83 of the Code. Generally, no taxes are due when the award is initially made. The restricted stock becomes taxable when it is no longer subject to a “substantial risk of forfeiture,” unless the recipient is eligible for and makes a timely election under Section 83(b) of the Code (an “83(b) election”). The recipient normally will recognize taxable ordinary income equal to the stock’s fair market value at the time the restrictions lapse, less the purchase price, if any. If the recipient of a restricted stock award makes a timely 83(b) election, the recipient will be required to include in income as ordinary income the fair market value of the shares of stock on the date of the award of the restricted stock, less any purchase price to be paid for the stock. If the recipient subsequently forfeits the restricted stock award (or a portion), the recipient will not receive any deduction for the amount previously treated as ordinary income.

Generally, no taxes are due upon the grant of a mere promise to provide stock in the future (such as a restricted stock unit), and such rights are not subject to Section 83 of the Code. When such awards vest and shares are issued to the recipient, ordinary income tax will be due on the fair market value of the shares less the purchase price, if any. Should there be a mandatory or elected deferral of the delivery of the shares beyond the vesting date ordinary income tax is deferred until the shares are delivered to the recipient. However, if such deferral fails to comply with Section 409A of the Code additional taxes may be due, as discussed below.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized with respect to the restricted stock awards. Subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount he or she paid for such stock, if any, plus any amount already recognized as ordinary income. This capital gain or loss generally will be long-term or short-term depending on how long the recipient held the stock.

Under certain circumstances, the restricted stock awards may be subject to Section 409A of the Code. To the extent a restricted stock right provides for a deferral of compensation that does not comply with Section 409A of the Code, there may be different tax consequences for the recipient pursuant to Section 409A of the Code, including an accelerated taxable event, increased federal income tax rate and interest, and additional state income tax.

Potential Limitation on Our Deductions.  Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards in the future under the 2003 Plan, when combined with all other types of compensation received by a covered employee from Asyst, may cause this limitation to be exceeded in any particular year.

Under the standards for performance-based compensation summarized below, Asyst believes that options granted under the 2003 Plan should be treated as performance-based compensation not subject to the Section 162(m) of the Code deduction limitation, provided such options have an exercise price at least equal to the fair market value of Asyst common stock on the award date and other procedures noted below are followed. Asyst believes that restricted stock (or restricted stock unit) awards under the 2003 Plan that otherwise meet the requirements of Section 162(m) of the Code may be treated as performance-based compensation and should not be included when calculating any applicable deduction limitations.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations promulgated under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is awarded by a compensation committee comprising solely two or more “outside directors,” the option plan contains a per-employee limitation on the number of shares for which options may be awarded during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the award date.

For purposes of Section 162(m) of the Code, compensation attributable to a restricted stock award will qualify as performance-based compensation, only if: (a) the award is made by a compensation committee comprising solely two or more “outside directors;” (b) the issuance or vesting of the award is subject to the achievement of an objective performance goal established in writing on a timely basis by the compensation committee while the outcome is substantially uncertain; (c) the compensation committee certifies in writing prior to the issuance or vesting of the award that the performance goal has been satisfied; and (d) prior to the issuance of the award, as applicable, shareholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

Number of Awards Granted

The number of awards that may be made in the future to eligible participants under the 2003 Plan is in the discretion of the plan administrator and therefore cannot be determined in advance.

The following table sets forth: (a) the aggregate number of shares subject to options and restricted stock awards to the individuals and groups indicated below under the 2003 Plan since its inception through June 30, 2007; and (b) the average per share exercise price of such aggregate number of options awarded.

	Number of Shares	Number of Shares	Average Exercise
	of Restricted	Underlying Options	Price per Option
Name of Individual or Group	Stock Awarded (#)	Granted (#)	Share Granted ($)

Current Named Executive Officers
Stephen S. Schwartz, Ph.D.	397,636	200,000	6.20
Anthony C. Bonora	131,049	90,000	6.94
Michael A. Sicuro	167,820	150,000	7.16
Alan S. Lowe	149,814	220,000	4.81
Paula C. LuPriore	160,111	75,000	9.57
Current Non-Employee Directors
Stanley Grubel	48,000	0	0
Tsuyoshi E. Kawanishi	48,850	0	0
Robert A. McNamara	48,000	0	0
Anthony E. Santelli	48,000	0	0
William Simon	69,065	0	0
Walter W. Wilson	48,000	0	0
Current Executive Officers as a group	1,377,159	1,030,000	7.22
Current Non-Employee Directors as a group	309,915	0	0
All current employees, including officers other than executive officers, as a group (and excluding non-employee directors)	948,250	370,383	6.72

Registration of Shares

If our shareholders approve this amendment to the 2003 Plan, Asyst expects to file a registration statement on Form S-8 as soon as practicable after the Annual Meeting to register the additional common shares reserved under the 2003 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of our 2007 fiscal year-end, March 31, 2007, with respect to all our equity compensation plans then in effect.

Number of Securities
	Number of				Remaining Available
	Securities				for Issuance Under
	to be Issued Upon		Weighted-Average		Equity Compensation
	Exercise of		Exercise Price of		Plans (Excluding
	Outstanding Options,		Outstanding Options,		Securities Reflected in
	Warrants and Rights		Warrants and Rights		Column (a))
Plan Category	(a)(1)		(b)		(c)

Equity compensation plans approved by security holders (including 1993 Employee Stock Purchase Plan)	5,086,518	(2)	$10.08	(3)	2,594,462	(4),(5)
Equity compensation plans not approved by security holders	1,222,557	(6)	$8.14		227,492	(7)
Total	6,309,075		$9.66		2,821,954

(1)	Column (a) does not include shares of restricted stock that are deemed outstanding, but does include shares underlying restricted stock units outstanding as of March 31, 2007, that may be delivered in the future upon satisfaction of applicable vesting requirements and deferral arrangements. The weighted average exercise price in column (b) does not account for shares underlying these latter awards that have no exercise price.

(2)	We have four equity compensation plans approved by shareholders under which awards remain outstanding: 2003 Equity Incentive Plan (2003 Plan), 1993 Employee Stock Option Plan, 1993 Non-Employee Directors’ Stock Plan, and 1993 Employee Stock Purchase Plan (1993 Purchase Plan). The column (a) number does not include 1993 Purchase Plan shares. The column (a) number (i) does include 629,991 shares of common stock that are issuable under restricted stock units that have been granted but have not yet vested but (ii) does not include shares issued under stock awards.

(3)	This calculation does not take into account either (i) granted but unvested stock units with no exercise price or (ii) granted stock awards.

(4)	Of these shares, 449,063 remain available as of March 31, 2007 for purchase under our 1993 Purchase Plan, and 2,145,399 remain available as of March 31, 2007 for issuance under future awards from our 2003 Plan. The latter number does not include the indefinite number of additional shares that may become available for future award under the 2003 Plan due to cancellations of options or other expirations or forfeitures that by the terms of the applicable plan are added back to the available share reserve.

(5)	The 1993 Employee Stock Option Plan and 1993 Non-Employee Directors’ Stock Plan have expired or been terminated, and no shares remain available for issuance as future awards under those expired or terminated plans.

(6)	This total includes 607 shares issuable under outstanding options as of March 31, 2007, with a weighted average exercise price of $1.62, that we assumed or otherwise issued outside of our other equity compensation plans in connection with our acquisition of other companies. No additional options may be awarded under any plans or other arrangements assumed in these acquisitions.

(7)	These shares represent the number of shares available for issuance as of March 31, 2007 under future awards of stock options or restricted stock from the 2001 Non-Officer Equity Plan, described below and from an equity compensation plan assumed in connection with our acquisition of another company. This number does not include the indefinite number of additional shares that may become available for future award due to cancellations of options or other expirations or forfeitures that by the terms of the applicable plan are added back to the available share reserve.

2001 Non-Officer Equity Plan

In January 2001, our Board adopted the 2001 Non-Officer Equity Plan, and subsequently amended it in July 2001 and March 2002. The 2001 Non-Officer Equity Plan, as amended, or the 2001 Plan, has not been approved by shareholders. The 2001 Plan reserves for issuance up to 2,100,000 shares of our common stock pursuant to: (a) the exercise of options awarded under the 2001 Plan; (b) the award of stock bonuses under the 2001 Plan; and (c) the award of restricted stock under the 2001 Plan. The number of shares available for future awards under the 2001 Plan is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 2001 Plan.

Eligibility for Participation.  Employees and consultants who are not directors or officers for Section 16 reporting purposes are eligible to receive awards under the 2001 Plan.

Terms of Options.  Nonstatutory stock options are available for award under the 2001 Plan. The exercise price of options awarded under the 2001 Plan may not be less than 85 percent of the fair market value of our common stock on the date of award. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board: (a) by delivery of other common stock of Asyst; (b) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board. The term of a stock option under the 2001 Plan may not exceed ten years.

Options awarded under the 2001 Plan are generally made subject to vesting over time. Options may also be made exercisable under conditions the Board may establish, such as if the optionee remains employed until a specified date or if specified performance goals have been met. If an optionee’s employment terminates for any reason, the option remains exercisable for a period of time following termination, as determined by the Board and provided in the respective stock option agreement.

Terms of Stock Bonuses and Purchases of Restricted Stock.  The Board determines the purchase price for a restricted stock purchase but the purchase price may not be less than 85 percent of the fair market value of our common stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2001 Plan must be paid either in cash at the time of purchase or: (a) by delivery of other common stock of Asyst; (b) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board. Shares of stock sold or awarded under the 2001 Plan may, but need not, be subject to a repurchase option in favor of Asyst in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2001 Plan. Rights under a stock bonus or restricted stock bonus agreement may not be transferred.

Effect of Certain Corporate Events.  The 2001 Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, any surviving or acquiring corporation must either assume any stock awards outstanding under the 2001 Plan, or substitute similar stock awards for those outstanding under this plan. In the event that any surviving corporation declines to assume or continue the stock awards outstanding under the 2001 Plan, or to substitute similar stock awards, then stock awards under the 2001 Plan that are held by persons then performing services as employees or as consultants for us become fully vested and exercisable, and will terminate if not exercised prior to the merger or other corporate reorganization affecting us.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008, ending March 31, 2008, and our Board has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different firm at any time if it determines that such a change would be in the best interests of Asyst and its shareholders.

The following is a summary of the fees and expenses billed to Asyst by PricewaterhouseCoopers LLP for professional services with respect to audit fees billed for, and other listed services rendered during, the fiscal years ended March 31, 2007, and March 31, 2006:

	March 31,	March 31,
Fee Category	2007	2006

Audit Fees	$6,332,000	$4,667,000
Audit-Related Fees	—	—
Tax Fees	349,000	458,000
All Other Fees	—	—

Total Fees	$6,681,000	$5,125,000

Audit Fees:  This category includes fees and expenses for the audit of our annual financial statements and audit of our management’s assessment of internal control over financial reporting contained in our most recently filed Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, and statutory audits required by non-U.S. jurisdictions. This category also includes fees that totaled $1,300,000 relating to the company’s stock option investigation and related restatement of financial statements, which services were performed during the company’s fiscal year 2007.

Audit-Related Fees:  No services in this category were rendered during fiscal years 2007 or 2006.

Tax Fees:  The services in fiscal years 2007 and 2006 for the fees and expenses disclosed under this category include tax return preparation, technical tax advice, and tax compliance.

All Other Fees:  No services in this category were rendered during fiscal years 2007 or 2006.

Under SEC rules governing independence of the independent registered public accounting firm, the Audit Committee of our Board must approve in advance all audit and permissible non-audit services to be provided by that accounting firm. Under these rules, the Audit Committee may adopt pre-approval policies and procedures that are detailed as to the particular service, require that the Audit Committee be informed about each service, and do not result in the delegation of the Audit Committee’s authority to management. Notwithstanding any pre-approval policies that may be implemented, all permissible advisory services relating to internal control over financial reporting are pre-approved by the Audit Committee.

The vote required for approval of this proposal is described above under “Information Concerning Solicitation and Voting — Voting Rights and Outstanding Shares.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS OF THE COMPANY

Our current executive officers, and their ages and positions as of July 20, 2007, are as follows:

Name	Age	Principal Occupation

Stephen S. Schwartz	47	Chair of the Board, Chief Executive Officer and President
Anthony C. Bonora	64	Executive Vice President, Research and Development, Chief Technical Officer and Asyst Fellow
Michael A. Sicuro	48	Senior Vice President and Chief Financial Officer
Alan S. Lowe	45	Senior Vice President, Global Customer Solutions Group
Paula C. LuPriore	50	Senior Vice President, Automated Solutions Group
Hitoshi Kawano	60	Senior Vice President, Automated Solutions Group, and President, Asyst Shinko, Inc.
Thomas R. Leitzke	58	Senior Vice President, Global Operations
Steve Debenham	45	Vice President, General Counsel and Secretary

Biographical information for Dr. Schwartz is set forth under “Proposal 1 — Election of Directors — Nominees,” above.

Mr. Bonora joined Asyst in 1984 and has been Executive Vice President, Research and Development of Asyst since 1986, Chief Technical Officer since January 1996, and Asyst Fellow since April 2000. From 1975 to 1984, he held various management positions at Siltec Corporation, a manufacturer of products for the semiconductor industry, including Vice President, Research and Development and General Manager of its Cybeq equipment division. Mr. Bonora holds Bachelor’s and Master’s degrees in mechanical engineering from the University of California, Berkeley.

Mr. Sicuro joined Asyst as Senior Vice President and Chief Financial Officer in January 2007. From January 2004 to June 2006, Mr. Sicuro was Chief Financial Officer for Progressive Gaming International Corp., a publicly traded technology company serving the gaming industry. From 2001 to 2004 Mr. Sicuro was Chief Financial Officer for Lightspan, Inc., a publicly traded company that provided curriculum-based instructional and assessment resources for use both in schools and homes, and from 1996 to 2000 Mr. Sicuro was Chief Financial Officer for ITLA Capital, a publicly traded specialty finance holding company. Before joining ITLA Capital, he held positions as Chief Financial Officer of Blue Cross of California (WellPoint Health Networks) and as Chief Financial Officer of U.S. Bancorp Mortgage and held senior financial positions with several other large financial organizations. Mr. Sicuro holds a Bachelor’s degree in business administration from Kent State University, Ohio.

Mr. Lowe joined Asyst in August 2005, and is our Senior Vice President, Global Customer Solutions Group. From 1989 to 2003, Mr. Lowe served in various positions at Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives, and at one of Read-Rite’s affiliated companies. Mr. Lowe’s positions included President and Chief Executive Officer of Read-Rite from 2000-2003, Chief Executive Officer of Scion Photonics from 2000-2001, a majority-owned subsidiary of Read-Rite that supplied application-specific photonic components and subsystems to the telecommunications industry, and President and Chief Operating Officer of Read-Rite from 1997-2000. In June 2003, Read-Rite filed for voluntary Chapter 7 bankruptcy court protection. Before joining Read-Rite, he served in various sales positions with Microcom Corporation and IBM Corporation. Mr. Lowe holds Bachelor’s degrees in Computer Science and Business Economics from the University of California, at Santa Barbara.

Ms. LuPriore joined Asyst in 2002 as Vice President and General Manager of Software, and was appointed Senior Vice President, Automated Solutions Group in January 2007 with responsibility for the company’s entire product offering and product development programs. Prior to joining Asyst, she held various Vice President positions at IBM, most recently as its Vice President for Storage Networking Products, with responsibility for software and hardware engineering, product management and marketing, and professional services. Ms. LuPriore holds a Bachelor’s degree in applied mathematics from the University of Rhode Island.

Mr. Kawano was appointed Senior Vice President, Automated Solutions Group, in March 2007 with joint responsibility with Ms. LuPriore for the company’s entire product offering and product development programs. Mr. Kawano has also served since 2002 as President and Chief Operating Officer of our wholly owned Japan subsidiary, Asyst Shinko, Inc. Prior to joining Asyst Shinko, Mr. Kawano held various senior positions over 35 years with Shinko Electric Co., Ltd., including as Executive Managing Director in charge of its R&D Division, and as a member of its Board of Directors. Mr. Kawano is a graduate of Kyoto University, with a degree in electrical engineering.

Mr. Leitzke, joined Asyst as Vice President of Manufacturing Operation August 2004, and was appointed Senior Vice President, Global Operations in January 2007. Prior to joining Asyst, he has held senior operations executive positions for Siemens Information Systems, Applied Materials, Inc., and Silicon Graphics, Inc. Mr. Leitzke holds a Bachelor’s degree in Mechanical Engineering from the Indiana Institute of Technology.

Mr. Debenham joined Asyst in September 2003 as Vice President, General Counsel and Secretary. From May 2000 to June 2003, Mr. Debenham was with myCFO, Inc., a financial services firm, most recently as its Senior Vice President and General Counsel. From April 1998 to April 2000, Mr. Debenham was Assistant General Counsel with Lam Research Corporation, a semiconductor equipment manufacturer. Prior to joining Lam, Mr. Debenham was in private practice from December 1989 to April 1998 with the law firm of Jackson Tufts Cole & Black, LLP, most recently as a partner with its Litigation Practice Group. Mr. Debenham is a graduate of Stanford University and the University of California, Hastings College of Law.

There are no family relationships among any of our directors or executive officers.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2007, by:

•	each incumbent director and nominee for director;

•	each of our named executive officers;

•	all of our executive officers, incumbent directors, and nominees for director as a group; and

•	all those known by Asyst to be beneficial owners of more than five percent (5 percent) of our common stock.

Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of our common stock subject to options currently exercisable within 60 days after June 30, 2007. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Holders of restricted stock units which have vested but whose issuance and distribution has been deferred do not have investment or voting power over those shares. However, if a director or officer leaves the Board or employment with our company for any reason, those vested shares would be immediately available to the former director or executive, and those shares that vest before or within 60 days after June 30, 2007, are treated as beneficially owned by that individual in the table below, but not as outstanding for computing percentage ownership of others. Footnotes identify the number of restricted stock unit shares so treated. Percentage of beneficial ownership is based on 49,489,066 shares of our common stock outstanding as of June 30, 2007.

	Beneficial
	Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares (#)	Total

Wellington Management Company LLP(2)	6,507,800	13.1%
75 State Street Boston, MA 02109
Alexandra Global Master Fund Ltd.(3)	4,808,959	9.7%
767 Third Avenue, 39th Floor New York, NY 10017
Barclays Global Investors, NA.(4)	2,718,809	5.5%
45 Fremont Street, San Francisco, CA 94105
Defiance Asset Management, LLC
100 Front Street, Suite 920, West Conshohocken, PA 19428 (5)	2,525,772	5.1%
Current Named Executive Officers
Stephen S. Schwartz(6)	1,060,767	2.1%
Anthony C. Bonora(7)	495,722	*
Michael A Sicuro(8)	105,000	*
Alan S. Lowe(9)	119,334	*
Paula C. LuPriore(10)	184,586	*
Current Non-Employee Directors
Stanley Grubel(11)	100,834	*
Tsuyoshi E. Kawanishi(12)	84,006	*
Robert A. McNamara(13)	81,834	*
Anthony E. Santelli(14)	78,396	*
William Simon(15)	41,191	*
Walter W. Wilson(16)	100,834	*
All current executive officers and current directors as a group (14 persons)(17)	2,924,470	5.9%
— — — — — —
Former Financial Officers:
Robert J. Nikl(18)	0	*
James D. Wheat(19)	0	*
Richard H. Janney(20)	0	*

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders, and Schedules 13G filed with the SEC. Schedule 13G provides information as to beneficial ownership only as of their dates of filing, and, consequently, the beneficial ownership of Asyst’s principal shareholders may have changed between such dates and June 30, 2007. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, Asyst believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	In an amended Schedule 13G filed February 14, 2007, Wellington Management Company LLP reports shared voting power over 3,175,500 shares and shared dispositive power over 6,507,800 shares, which are reportedly held of record by clients of Wellington Management Company LLP.

(3)	In an amended Schedule 13G filed February 14, 2007, Alexandra Global Master Fund Ltd., Alexandra Investment Management, LLC, and Mikhail A. Filimonov each report shared voting and dispositive power over the shares listed in the table above. Alexandra Global Master Fund Ltd. reports that it has the right to acquire these shares upon conversion of 5.75 percent Convertible Subordinated Notes Due 2008 issued by Asyst.

(4)	In a Schedule 13G filed January 23, 2007, Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust And Banking Company Limited, and Barclays Global Investors Japan Limited report that Barclays Global Investors, NA. has sole voting power over 1,733,437 shares and sole dispositive power over 1,946,577 shares, and that Barclays Global Fund Advisors has sole voting and dispositive power over 772,232 shares.

(5)	In a Schedule 13G filed February 13, 2007, Defiance Asset Management, LLC, Robert J. Marcin, and Steve Epstein report that each of them has shared voting and dispositive power over the shares listed in the table above.

(6)	Includes 938,334 shares subject to stock options exercisable within 60 days after June 30, 2007.

(7)	Includes 452,000 shares subject to stock options exercisable within 60 days after June 30, 2007.

(8)	No shares subject to stock options are exercisable within 60 days after June 30, 2007.

(9)	Includes 73,334 shares subject to stock options exercisable within 60 days after June 30, 2007.

(10)	Includes 144,834 shares subject to stock options exercisable within 60 days after June 30, 2007.

(11)	Includes 71,500 shares subject to stock options exercisable within 60 days after June 30, 2007. Includes 12,834 shares represented by restricted stock units vested as of 60 days after June 30, 2007, a number that includes 9,334 shares the issuance and distribution of which have been deferred under the terms of the award and 3,500 shares the issuance and distribution of which have been deferred by election of the recipient.

(12)	Includes 49,508 shares subject to stock options exercisable within 60 days after June 30, 2007. Includes 11,084 shares represented by restricted stock units vested as of 60 days after June 30, 2007, a number that includes 9,334 shares the issuance and distribution of which have been deferred under the terms of the award.

(13)	Includes 47,500 shares subject to stock options exercisable within 60 days after June 30, 2007. Includes 11,084 shares represented by restricted stock units vested as of 60 days after June 30, 2007, a number that includes 9,334 shares the issuance and distribution of which have been deferred under the terms of the award.

(14)	Includes 39,062 shares subject to stock options exercisable within 60 days after June 30, 2007. Includes 11,084 shares represented by restricted stock units vested as of 60 days after June 30, 2007, a number that includes 9,334 shares the issuance and distribution of which have been deferred under the terms of the award.

(15)	No shares subject to stock options exercisable within 60 days after June 30, 2007. Includes 28,191 shares represented by restricted stock units vested as of 60 days after June 30, 2007, a number that includes 26,878 shares the issuance and distribution of which have been deferred under the terms of the award and 1,313 shares the issuance and distribution of which have been deferred by election of the recipient.

(16)	Includes 71,500 shares subject to stock options exercisable within 60 days after June 30, 2007. Includes 16,334 shares represented by restricted stock units vested as of 60 days after June 30, 2007, a number that includes 9,334 shares the issuance and distribution of which have been deferred under the terms of the award and 7,000 shares the issuance and distribution of which have been deferred by election of the recipient.

(17)	Includes 2,182,858 shares beneficially owned by all current directors and executive officers that are subject to options exercisable within 60 days after June 30, 2007. Includes 90,661 shares represented by restricted stock units vested as of 60 days after June 30, 2007, a number that includes 73,548 shares the issuance and distribution of which have been deferred under the terms of the award and 11,813 shares the issuance and distribution of which have been deferred by election of the recipient.

(18)	Mr. Nikl resigned as Chief Financial Officer effective in June 2006. The figure in the table is an estimate of his beneficial ownership at the time he left his employment at Asyst.

(19)	Mr. Wheat resigned as acting Chief Financial Officer in September 2006. The figure in the table is an estimate of his beneficial ownership at the time he left his employment at Asyst.

(20)	Mr. Janney resigned as interim Chief Financial Officer in January 2007. The figure in the table is an estimate of his beneficial ownership at the time he resigned this position at Asyst. Mr. Janney currently is employed as Controller with Asyst (a non-officer position).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2007, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that late reports were filed on April 11, 2006, on behalf of directors Stanley Grubel, Tsuyoshi E. Kawanishi, Robert A. McNamara, Anthony E. Santelli, William Simon and Walter W. Wilson for annual non-employee director stock awards, each for 13,000 shares, granted on April 3, 2006.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of our Board of Directors has responsibility for establishing, implementing and periodically monitoring adherence to the company’s compensation philosophy. In this regard, a key objective of the Committee is that the total compensation paid to our Chief Executive Officer, our Chief Financial Officer, and our other executives is fair, reasonable and competitive for their respective positions.

In this Compensation Discussion and Analysis, except as the context otherwise indicates, we define “executives” as those individuals who served during fiscal year 2007 as our Chief Executive Officer and Chief Financial Officer, as well as the other named executive officers included in “Summary Compensation Table,” below. As noted above, Mr. Nikl served as our Chief Financial Officer until June 2006. Between June 2006 and January 2007, Mr. Wheat and Mr. Janney served as Chief Financial Officers, each on an acting or interim basis. Compensation events and data regarding Mr. Nikl, Mr. Wheat and Mr. Janney are not discussed in this section, given their short respective tenures in that position during our fiscal year 2007. Mr. Sicuro joined our company in January 2007 as our Chief Financial Officer, and continues in that position. For purposes of this Compensation Discussion and Analysis, references to our Chief Financial Officer in the text or tables are to Mr. Sicuro only and to and his compensation upon joining our company in January 2007, and thereafter.

Executive Compensation Philosophy & Objectives

Our overall compensation program seeks to align compensation with the achievement of Asyst’s business objectives and individual performance against these objectives. It also seeks to enable Asyst to attract, retain and reward executives and other key employees who contribute to our success and to incentivize them to enhance long-term shareholder value. For this reason, we offer a total compensation package competitive with companies in the semiconductor industry (taking into account relative company size, performance and geographic location, as well as individual responsibilities and performance). In weighting the components of compensation for each executive the Committee emphasizes pay for performance, both on an annual basis against company and individual objectives for any fiscal year, and over the long term against company objectives to be achieved over a longer term. We also consider the appropriate balance between incentives for long-term and short-term performance. For these reasons, the Committee will adjust elements of our executive compensation program that it perceives no longer serve the company’s objectives or the Committee’s compensation philosophy.

Consistent with this pay-for-performance philosophy, the Committee believes that more than half of an executive’s total compensation should be weighted toward achievement of corporate and individual performance objectives that are aligned with enhancing overall shareholder value. Accordingly, an executive will receive a significant portion of his or her total compensation in the form of performance-based annual cash bonus and equity awards. The allocation between annual and long-term compensation is based on general employment market conditions with an emphasis on attracting and retaining key executives, as well as motivating them to achieve excellent results. Typically, an executive will receive less than half of his or her total compensation in base salary, and as an executive’s responsibilities increase within our company, his or her base salary will increasingly be a less significant portion of the executive’s total compensation.

In general, the company’s executives receive their salary and bonus in cash, while equity awards provide our principal long-term incentive compensation. Historically, equity awards had been given mostly in stock options. However, over the past three years the company has moved toward increasing use of stock awards, including performance-based shares, and less use of stock options. The Committee believes there is merit to encourage ownership of our company’s equity through stock awards. In addition, the Committee believes that greater use of stock awards — as compared to stock options — enables the Committee to provide greater potential equity incentives to our executives relative to potential shareholder dilution.

While the Committee seeks to encourage long-term stock ownership by our executives, it does not have established ownership guidelines and does not currently use this factor to determine future equity awards to our executives. However, beginning with performance awards made to the executives for our fiscal year 2008, the Committee has imposed “hold” requirements in addition to performance-based vesting to encourage equity ownership and executive retention, as summarized below under “Fiscal Year 2008 Executive Compensation Components — Annual Equity Awards.”

The total compensation program is also designed to be competitive with the programs of other companies of comparable revenue size in the semiconductor capital equipment industry and selected companies with which we compete for customers and executives, and to be fair and equitable to both the company and the executives. Accordingly, for any given fiscal year the allocation between annual and long-term compensation components may also be influenced by current market conditions and the need to retain our most skilled executives. The Committee gives consideration to each executive’s overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential, and the combined value of these factors to our immediate and long-term performance and growth.

Specifically, our executive compensation program intends to:

(1) attract and retain quality executive leadership;

(2) encourage individual executive performance;

(3)	align incentives with the business unit and company areas most directly impacted by the executive’s leadership and performance;

(4) encourage management retention; and

(5) improve our overall performance and increase shareholder value.

The Committee strives to meet these objectives while maintaining market-competitive pay levels (including effective use of equity incentives). In furtherance of these objectives, the Committee has access to compensation experts (which it has sole authority to engage, direct, compensate and terminate).

The Committee analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, approves executive discretionary/incentive bonus plans and payments, and oversees management’s administration of the company’s equity incentive plans. The Committee also reviews and approves recommendations and input from our Chief Executive Officer regarding individual annual performance objectives for the executives who report to him, as well as his assessment of individual performance over the relevant fiscal year against those objectives. Our Chief Executive Officer may also recommend to the Committee annual salary adjustments, bonus amounts and annual equity awards for each executive that reports to him. The Committee reviews these recommendations against comparative compensation information, but the Committee exercises its own independent judgment in determining the final compensation payable to each executive.

The Committee regularly meets in executive session, without the Chief Executive Officer or other members of our executive management, and/or solely with independent consultants the Committee has engaged, during which the Committee regularly assesses the performance of our Chief Executive Officer and other executives. The Committee also annually reviews with our Chief Executive Officer its assessment of his performance, including specific areas where the Committee determines that his performance fell short of objectives and targets the Committee established for the year.

The Committee assesses and determines the compensation for our Chief Executive Officer, using the same criteria as for the other executives. When assessing our Chief Executive Officer’s performance, or determining his annual salary adjustment, bonus amount and equity awards, the Committee meets independently and without consultation with or the participation of our Chief Executive Officer.

Use of Comparative Peer Compensation Data

The Committee gives significant consideration to market information and executive compensation survey data regarding the base salaries, cash bonuses, and other incentives paid to executives of companies comparable to us in the semiconductor industry. The Committee uses comparisons of competitive pay practices taken from a semiconductor capital equipment industry survey, Radford Executive Survey for the Technology Industry, and as determined and aggregated by our consultants from a similar group of and publicly traded companies with annual revenues of between $200 million and $1 billion (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the company competes for talent and shareholder investment.

The Compensation Peer Group specifically comprised the following companies for our fiscal year 2007 compensation decisions:

Advanced Energy Industries, Inc. MKS Instruments, Inc. Ultratech, Inc.	Brooks Automation, Inc. Newport Corporation	Mattson Technology, Inc. Novellus Systems, Inc.

The Committee recognizes that the Compensation Peer Group reflects a significant variance in revenue and market capitalization; however, the Committee believes that some variability in annual revenue size amongst such companies is beneficial as a benchmark for components of total compensation at assumed growth targets for the company.

In making executive compensation decisions for fiscal year 2007, the Committee compared each element of total compensation against executive compensation data and statistics for the Compensation Peer Group.

Use of Independent Compensation Consultants

The Committee relies on the advice and input of independent consultants the Committee directly engages. The Committee determines the scope of consultant services independent of any management involvement or influence, and routinely meets with its consultants outside of management’s presence and without management participation. The Committee relies on its consultants to collect and actively review with the Committee data and statistics for the

Compensation Peer Group, as well as to identify and analyze for the Committee market trends from relevant peer groups regarding executive compensation. The Committee also looks to its consultants to assist in identifying or structuring elements of our executive compensation that better align incentives with specific company objectives that the Committee articulates. The Committee believes that the advice and input it receives from its consultants is unbiased, objective and not subject to management influence.

The Committee relied on advice and input from the Ross Companies, as independent compensation consultants, when making executive compensation decisions for our fiscal year 2007. In April 2007, the Committee also retained Mercer Human Resource Consulting to provide independent evaluation and advisory services with respect to our compensation practices beginning with our fiscal year 2008 (which also included the Committee’s determination of the fiscal year 2007 performance-based annual cash bonus payments for our executives). The Committee expects to rely principally on Mercer Consulting for the Committee’s compensation decisions going forward.

Fiscal Year 2007 Executive Compensation Components

The components of executive compensation consist of annual base salary, performance-based annual cash bonus, and equity awards.

As a general matter, the Committee sets base salaries for our executives between the 50th and 75th percentile, but sets target total compensation (including performance-based annual cash bonus and equity awards) at greater than the 75th percentile relative to the Compensation Peer Group. However, the Committee does not impose a strict or uniform percentile band to determine base salaries or any other specific element of compensation for our executives for any given fiscal year. In addition, the equity awards are weighted heavily toward performance-based vesting (as opposed to time-based vesting). Typically, more than 50 percent of the value of equity awards depends on achievement of performance objectives determined by the Committee. The Committee believes this weighting, and specifically providing our executives a potential to achieve total compensation greater than the 75th percentile upon the achievement of performance objectives, is consistent with the Committee’s overall “pay-for-performance” philosophy and alignment of compensation incentives with corporate objectives targeted to increase overall shareholder value.

Annual Base Salary

The Committee annually reviews each executive’s base salary, making an objective assessment of individual and corporate performance, level of responsibility, experience, breadth of knowledge, current performance, and the competitive marketplace for comparable executive talent.

For fiscal year 2007, base salaries for our executives were between the 50th and 75th percentile based on the Radford Executive Survey and other Compensation Peer Group data. However, the base salary for Anthony C. Bonora, our Executive Vice President, Chief Technology Officer was greater than the 75th percentile. For Dr. Schwartz, our Chief Executive Officer, the annual base salary was at the 25th percentile. Specifically, annual base salary for each executive was as follows for our fiscal year 2007: Dr. Schwartz, $400,000; Mr. Bonora, $285,000; Mr. Sicuro, $300,000; Mr. Lowe, $315,000; and Ms. LuPriore, $275,000.

The Committee set fiscal year 2007 base salaries for each executive based on its assessment of the executive’s continuing performance and changes in the executive’s responsibilities, as well as the Committee’s intention to maintain competitive compensation for each executive. The Committee also noted the company’s improved financial performance in fiscal years 2006 and 2005 compared to previous years, including sustaining significantly increased revenue in fiscal year 2006 revenue compared to previous years, and achieving profitability (on a non-GAAP basis) in fiscal year 2006 compared to prior years of sequential losses.

Performance-Based Annual Cash Bonus

We pay performance-based annual cash compensation to our executives under our general executive bonus plan. In determining the amount of any annual cash bonus paid to our executives, we place great emphasis on rewarding achievement against annual performance goals (both individual and corporate) that are directly linked to corporate initiatives and maximization of shareholder value. The Committee annually reviews target and maximum annual cash bonus compensation levels for our executives as a percentage of their base salary. We have designed our general executive bonus plan so that our executives may earn higher than median annual cash bonus compensation for above-target performance and lower than median annual cash bonus compensation for below-target performance (as determined by compensation data available for peer companies, which is generally equivalent to the amount an executive could receive under our general executive bonus plan if he or she achieves 100 percent of his or her goals and the company achieves 100 percent of corporate objectives). Consistent with our pay-for-performance philosophy, where the company fails to meet minimum performance targets, an executive may not receive an annual cash bonus for a given year (regardless of that executive’s achievement of individual objectives). For example, we did not pay annual cash bonuses to our executives for our fiscal years 2004 and 2005 under our general executive bonus plan (and only a reduced pay-out for our fiscal year 2006) due to company performance below targeted objectives. In addition, to be eligible and deemed to have earned a cash bonus under our general executive bonus plan, the executive must also be employed in good standing as of the date the Committee determines the bonus payment and the payment is actually made by the company.

The Committee approves corporate and individual executive performance targets at the beginning of each fiscal year. These performance goals vary by executive, and are typically weighted with relation to the particular business unit or function for which the executive has responsibility. Where practical, the Committee uses quantitative goals that both challenge performance and have a significant impact on the improvement of a business unit or our overall performance. The Committee also generally weights achievement of financial performance goals more heavily. However, in any particular year the Committee may give significant weight to a specific initiative that will promote our strategic objectives for that year (or position us to achieve a strategic objective over the long-term). The Committee then reviews and approves annually each executive’s achievement of his performance goals, based on an initial assessment provided by the Chief Executive Officer and the Committee’s own assessment. The Committee independently assesses the performance of our Chief Executive Officer against his performance goals established for the fiscal year.

Under our executive bonus plan for our fiscal year 2007, the Committee determined annual cash bonus targets for each executive, based on a percentage of the executive’s base salary. In May 2006, the Committee set the target bonus for Dr. Schwartz at 125 percent of his base salary, and at 75 percent of base salary for each of our other executives. This placed the total target annual base and bonus compensation for our executives between the 50th and 75th percentile based on the Compensation Peer Group data (except for Mr. Bonora, whose total target annual base and bonus compensation was greater than the 75th percentile).

The actual bonus to be paid to our executives is determined based on a combination of achievement of targeted corporate (70 percent) and individual executive (30 percent) performance objectives. The Committee used the following formula to determine annual cash bonuses to our executives for our fiscal year 2007:

Annual Base Salary X Target Bonus     % X Performance Achievement

Where

Performance Achievement = (70% x corporate achievement) + (30% x individual achievement)

For fiscal year 2007, the Committee set the targeted corporate performance objective based on our ability to increase our earnings per share to within a range of $.57 (on a non-GAAP basis). We reported non-GAAP earnings per share of $.55 for our fiscal year 2007. Our non-GAAP earnings measure excluded charges considered by management to be outside our core operating results, as more fully described and reconciled in our previous quarterly press releases announcing the financial results (which were also furnished on Forms 8-K). The Committee determined individual objectives based on corporate initiatives and objectives specific to the executive’s individual responsibilities. A significant corporate initiative was our successful acquisition during our fiscal year 2007 of the remaining equity of our Japan joint venture, and individual objectives were aligned to integrate the joint venture with our global operations.

For our fiscal year 2007, the Committee deemed that we achieved 100 percent of our corporate target and that our Chief Executive Officer achieved 110 percent of his individual performance objectives, and the other executive achieved an average of 118 percent of individual performance objectives for the year. The table below provides a comparison of the actual bonus payment to each executive and respective target bonus (at 100 percent achievement of corporate objectives, and assuming 100 percent of individual objectives) for our fiscal year 2007. The indicated actual bonus payments were made to the executives in May 2007.

	FY 2007	FY 2007
Executive	Target Bonus Payment	Actual Bonus Payment

Stephen S. Schwartz	$500,000	$515,000
Chief Executive Officer
Anthony C. Bonora	$213,750	$213,750
EVP, Chief Technology Officer
Michael A. Sicuro	—	$37,500
SVP, Chief Financial Officer
Alan S. Lowe	$236,250	$253,969
SVP, Global Solutions
Paula C. LuPriore	$206,250	$237,188
SVP, Automated Solutions

Mr. Sicuro, having joined the company in January 2007, did not have a target annual cash bonus for the remainder of our fiscal year 2007; nonetheless, the Committee determined to award him a bonus of the amount indicated, based on its assessment of his significant individual contributions to the company during that period.

Equity Awards

Equity awards are designed to provide at-risk incentive compensation to align our executives’ financial interests with those of our shareholders, as well as to encourage ownership of our common stock, support achievement of corporate short and long-term financial objectives, and provide competitive equity reward opportunities.

The Committee utilizes our 2003 Equity Incentive Plan (the “2003 Plan”) as the primary vehicle for providing long-term incentive compensation to our executives. The 2003 Plan provides for awards of both incentive and nonstatutory stock options, and stock awards. There is a limited term of six years from the date of grant in which all recipients can exercise stock options. At the end of the option term the right to purchase any unexercised options expires. Option holders generally forfeit any unvested option if their employment with us terminates. However, optionees typically will have a limited time following termination of their employment to exercise vested options depending on the terms outlined in the award agreement. For details relating to the 2003 Plan, refer to “Proposal 2 — Approval of Amendment to 2003 Equity Incentive Plan,” above.

The Committee annually approves equity awards for our executives, typically in the first quarter of each fiscal year. Historically, equity has been awarded to our executives in the form of stock and stock options. However, over the prior three fiscal years the Committee has moved toward greater use of stock instead of stock options. In December 2006, the Committee determined as a matter of policy to rely principally on awards of restricted stock or stock units as long-term equity incentive compensation for our employees (including our executives), and to award stock options on an exceptions basis. The Committee utilizes a combination of time-based as well as performance-based vesting for stock awards to our executives. Time-based stock awards typically vest over three years, in equal installments on each of the first three anniversaries of the award date. Performance-based awards to our executives vest upon the achievement of one or more identified performance goals. Beginning for our fiscal year 2008, performance-based stock awards for our executives also included a time-based “hold” requirement to encourage executive stock ownership and long-term retention.

The Committee determines equity awards for each executive based on a target potential total value to the executive in the event all time-based and performance-based vesting occurs under the award. The target potential total value is determined as a percentage of the executive’s annual base salary for the fiscal year. For the fiscal year 2007 awards, the Committee set the target potential total value for each executive using the following percentages of the executive’s annual base salary for the year: Dr. Schwartz, 220 percent; each other executive, 100 percent. The Committee used $7 per share to calculate the potential total value under the respective awards (which approximated the trading price per share of the company’s Common Stock as of the Committee’s determination and approval of these awards).

As noted above, the Committee weights the annual equity awards to our executives toward vesting based on achievement of performance objectives determined by the Committee. The equity awards the Committee approved for our executives for our fiscal year 2007 were weighted such that 60 percent of the value of the awards depends on the achievement of performance objectives. The performance objectives to determine vesting of shares under the equity awards require (during the three-year period following the award date): (a) the company’s market capitalization to appreciate relative to an identified group of semiconductor capital equipment companies that the Committee determined to be comparable to the company; or (b) the market price per share of the company’s common stock to equal or exceed $15 for at least 10 consecutive trading days.

The table below provides a comparison of time and performance-based equity awards for our executives for fiscal year 2007 (and a description of vesting terms is set forth in note 2 to the “Grants of Plan-Based Awards” table, below).

	FY 2007	FY 2007
	Share Award	Target Share Award
Executive	Time-Based (Shs.)	Performance-Based (Shs.)

Stephen S. Schwartz	50,286	75,429
Chief Executive Officer
Anthony C. Bonora	16,286	24,429
EVP, Chief Technology Officer
Michael A. Sicuro	N/A	N/A
SVP, Chief Financial Officer
Alan S. Lowe	18,000	27,000
SVP, Global Solutions
Paula C. LuPriore	15,714	23,571
SVP, Automated Solutions

The Committee believes that the objectives used to determine vesting under these performance-based equity awards are achievable but, nonetheless, involve considerable risk and uncertainty. For example, in April 2007 the Committee determined that the company failed to meet certain performance objectives relating to appreciation in our market capitalization under these equity awards (which were approved in May 2006); consequently, shares otherwise eligible to vest under the awards were cancelled.

Fiscal Year 2008 Executive Compensation Components

For fiscal year 2008 compensation decisions (and the benchmarking data identified below) the Compensation Peer Group comprised the following companies:

Advanced Energy Industries, Inc.	COHU, Inc.	MKS Instruments, Inc.
Applied Materials, Inc.	Cymer, Inc.	OSI Systems, Inc.
ATMI, Inc.	LTX Corp.	Ultratech, Inc.
Axcelis Technologies, Inc.	Mattson Technology, Inc.	Varian Semiconductor
Brooks Automation, Inc.	Mindspeed Technologies, Inc.	Veeco Instruments Inc.

In May 2007, the Committee increased base salaries for fiscal year 2008 for each executive, based on its assessment of the company’s continuing performance as well as that of the executive, and changes in the executive’s responsibilities. For example, our fiscal year 2007 revenues increased more than seven percent from the prior year, and the company continued to maintain improved profitability (on a non-GAAP basis), compared to prior years. In addition, we completed during fiscal year 2007 an acquisition of the remaining equity of our Japan joint venture, Asyst Shinko, Inc. As part of the integration of that entity into our global operations, the scope of responsibilities of each of our executives significantly increased. The Committee considered these factors as significant when determining base salary adjustments for our fiscal year 2008.

The table below provides a comparison of the base salaries for our executives for fiscal years 2007 and 2008.

	FY 2007	FY 2008
Executive	Base Salary	Base Salary

Stephen S. Schwartz	$400,000	$450,000
Chief Executive Officer
Anthony C. Bonora	$285,000	$290,000
EVP, Chief Technology Officer
Michael A. Sicuro	$300,000	$315,000
SVP, Chief Financial Officer
Alan S. Lowe	$315,000	$325,000
SVP, Global Solutions
Paula C. LuPriore	$275,000	$305,000
SVP, Automated Solutions

Generally, the base salaries for our executives for fiscal year 2008 are above the 75th percentile relative to the Compensation Peer Group Data, except for Dr. Schwartz, whose base salary is above the 25th percentile.

Performance-Based Annual Cash Bonus

Under our general executive bonus plan for our fiscal year 2008, the Committee maintained target bonuses at 125 percent of base salary for Dr. Schwartz, and at 75 percent of base salary for each of our other executives. As in the past, the Committee has discretion to award to individual executives more or less than the target bonus amount, based on the Committee’s assessment of performance against identified corporate and individual objectives; however, no individual may receive more than 200 percent of the target bonus amount. For fiscal year 2008, the Committee set targeted corporate performance objectives based on a combination of (a) sustained growth in our non-GAAP earnings per share, and (b) strategic product development, placement and penetration. Corporate achievement under either independent measure will result in funding our general executive bonus plan for our fiscal year 2008. Individual objectives include personal and organizational objectives — including margin performance, operating improvements and cost initiatives specific to the executive’s respective area of responsibility. The Committee believes the objectives necessary to achieve target bonus payments to the executives are very difficult and would require significant achievement of corporate and individual objectives; there is substantial uncertainty of actual bonus payments at any of the targeted levels. During the five prior fiscal years, the company’s achievement of corporate objectives ranged from 0 to 100 percent, indicating the difficulty and uncertainty of achievement for any given fiscal year.

Annual Equity Awards

As was the case for fiscal year 2007 awards, the Committee determined equity awards for each executive for our fiscal year 2008 as a target potential total value based on a percentage of the executive’s annual base salary (assuming all time-based and performance-based vesting occurs under the award). The Committee set a target potential total value for each executive using the following percentages of the executives’ annual base salary for the year: Dr. Schwartz, 225 percent; each other executive, 100 percent. However, for the fiscal year 2008 awards the Committee determined to increase the target potential total value for each executive by 40 percent upon the achievement of “stretch” performance objectives that the Committee determined were significant to the company’s near-term strategic objectives.

The performance objectives necessary for vesting under the performance-based equity awards to our executives for fiscal year 2008 involve corporate objectives tied to targeted (a) company profitability (on a non-GAAP basis) to be achieved over our fiscal years 2008 through 2010, and (b) revenue and margin performance relating to strategic product development, placement and penetration to be achieved over our fiscal years 2008 through 2011. Actual shares earned will range from 0 percent to 100 percent of the theoretical maximum, with approximately 62.5 of the performance-based shares being earned for “target” performance and 100 percent being earned for “stretch”

performance (which stretch objectives represent a significantly greater degree of difficulty over the “target” objectives, and will depend upon the company’s ability to deliver operating performance and growth well in excess of recent trends). In the event the performance triggers are met, any shares that vest will nonetheless be subject to a mandatory deferral for three years following the award date. The Committee determined that this three-year hold period would promote stock ownership and provide an additional retention incentive for our executives; the Committee is also considering for our fiscal year 2008 identifying mandatory stock holding and ownership requirements for our executives.

The total equity awards the Committee approved to each of our executives for our fiscal year 2008 were weighted such that more than 60 percent of the potential value to the executive depends on the achievement of “target” performance objectives (with achievement of “stretch” performance objectives weighting the potential value at more than 75 percent performance-based).

Chief Executive Officer Compensation

The Committee assesses and determines the compensation for our Chief Executive Officer using the same criteria as for the other executives. In May 2006, the Committee set Dr. Schwartz’s annual base salary at $400,000 and set an annual target incentive cash bonus of 125 percent of his annual base salary for our fiscal year 2007. In May 2006, the Committee approved a stock award to Dr. Schwartz for our fiscal year 2007 totaling 125,715 shares of our common stock (based on a target potential total value equal to 220 percent of his annual base salary). Of these, 40 percent of the potential value of the award (50,286 shares) is time-based, and 60 percent (75,429 shares) of the potential value depends on achievement of specific performance objectives (discussed above). The performance bonus of $515,000 Dr. Schwartz received for our fiscal year 2007 reflected the Committee’s determination that the company achieved 100 percent of corporate objectives and Dr. Schwartz achieved 110 percent of individual objectives.

When determining Dr. Schwartz’s compensation, including base salary, target bonus and equity awards for our fiscal years 2007 and 2008, the Committee considered Dr. Schwartz’s individual performance, skills and responsibilities, as well as our overall performance. The Committee noted marked improvements in our sustained revenue growth and bookings, overall profitability and development and integration of a global operating structure following our successful acquisition of the remaining equity of our Japan joint venture and integration of our organizations and operating structures. The Committee also considered Dr. Schwartz’s particular ability to continue to develop and lead our business strategy and long-term strategic initiatives that will continue to enhance shareholder value. The Committee also considered Compensation Peer Group data for the relevant periods for presidents and chief executive officers of skill, experience and responsibilities comparable to Dr. Schwartz.

The Committee periodically reviews all components of Dr. Schwartz’s compensation — including annual base salary, performance-based annual cash bonus and the realized and unrealized values of his stock and option awards — and believes it has reasonably tied Dr. Schwartz’s incentive cash and equity compensation directly to the company’s achievement of near and long-term objectives that are significant to our success. The Committee also periodically reviews the potential value of compensation and benefits Dr. Schwartz would receive in the event of a termination of his employment (whether voluntary, involuntary or upon occurrence of a change of control).

The following table summarizes certain dollar values from the tables that follow this discussion concerning (a) the compensation and benefits provided to Dr. Schwartz for our fiscal year 2007, and (b) the value of compensation and benefits he would receive in the event of a termination of his employment as of March 31, 2007 (whether voluntary, involuntary or upon occurrence of a change of control).

		Value of Compensation and Benefits
	Fiscal Year 2007	in the Event of Termination of Employment as of March 31, 2007
	Total Compensation	Voluntary	Involuntary	Termination Upon Occurrence
Stephen S. Schwartz	and Benefits	Termination	Termination	of a Change of Control

Annual Base Salary	$395,192	—	—	$800,000
Performance-Based Cash Bonus	$515,000	—	—	$965,000
Stock Option Grants	$492,243	—	—	$329,081
Stock Awards	$334,747	—	—	$1,141,538
Benefits	$7,500	—	—	$49,043
Total:	$1,744,682	$0	$0	$3,284,662

As noted below under “Employment Agreements,” all of our executives are employees “at will,” and not for a fixed term. Accordingly, Dr. Schwartz would not be entitled to specified compensation or benefits upon termination of his employment (whether voluntary or involuntary), except where such termination occurs under certain circumstances upon the occurrence of a change of control.

For further details, including explanatory footnotes, refer to the discussions below regarding Dr. Schwartz under “Summary Compensation Table,” “Employment, Severance and Change of Control Agreements,” and “Potential Payments upon Termination or Change of Control.”

Other Equity Programs

Our executives are also eligible to participate in our Employee Stock Purchase Plan, on the same terms and conditions as other employees. Under this plan, our executives may use payroll deductions to purchase our Common Stock at specified semi-annual purchase dates, at a discount to the market price on such dates. The number of shares that may be purchased during any year is capped by applicable laws and the terms of the plan.

Other Benefits

Our executives may also participate in our Executive Deferred Compensation Plan, which we adopted in 2004 (but which has not been submitted for approval by our shareholders). For further details regarding these agreements, refer to “Nonqualified Deferred Compensation,” below.

Our executives may also participate in our Long-Term Incentive Compensation Plan (“LTIP”), which was adopted in 1998 and approved by our shareholders. Our LTIP will expire in 2008, and currently no executives participate in the plan; we do not currently anticipate renewing that plan in its current form.

We did not award additional benefits or compensation to our executives for our fiscal year 2007. However, as company employees, they were and remain eligible to participate in company benefit programs available to all our employees (such as group medical, life and disability insurance, matching programs under the company’s tax-qualified 401(k) Plan, time-based service awards, employee stock purchase plan programs (discussed above), and programs to encourage the development of proprietary and patentable intellectual property). Under the 401(k) Plan, our company may make a discretionary matching contribution of up to 50 percent of an employee’s salary contribution (capped at six percent of an employee’s contribution during any pay period, and three percent of an employee’s annual base salary and incentive cash bonus). Benefits, eligibility and participation for our executives were subject to the same terms and conditions as for all other company employees. The company’s 401(k) matching contributions to our executives are shown in the “All Other Contribution” column in the Summary Compensation Table, below.

Change In Control Agreements

Each of our executives has entered agreements with the company providing certain compensation and benefits in the event the executive’s employment is terminated by Asyst without cause, or the executive resigns for good reason as defined in the agreement, within the two-year period following a change in control of our company. The compensation and benefits may include the executive’s base salary, annual or discretionary bonus, unused vacation, unreimbursed business expenses, deferred compensation, and other compensation and benefits accrued or earned through the date of termination of his employment. In addition, the executive may also receive under the agreement: (a) compensation equal to two times the sum of (x) the executive’s annual base salary and (y) the average of the executive’s annual bonuses paid for the three years prior to such termination; (b) continuing coverage for two years under life, disability, accident and health benefit programs covering senior executives; and (c) immediate accelerated vesting of any unvested stock options and stock awards (whether time or performance-based vesting), with up to 12 months following termination of the executive’s employment to exercise stock options (and, in addition in the case of Dr. Schwartz, 24 months following termination of his employment to exercise certain options covering 375,000 shares).

We believe these agreements are reasonable and appropriate to ensure long-term retention of our key employees. For further details regarding these agreements, refer to “Employment, Severance and Change of Control Agreements,” below.

Employment Agreements

All of our executives are employees “at will,” and not for a fixed term. For further details regarding the terms of any employment commitments, refer to “Employment, Severance and Change of Control Agreements,” below.

Nonqualified Deferred Compensation

Asyst maintains a non-qualified deferred compensation plan, the Asyst Technologies, Inc. Executive Deferred Compensation Plan (the “EDCP”), which allows our eligible employees (including our executives) to defer until a future date portions of the employee’s base salary or annual cash bonus. In particular, the EDCP Plan allows high-compensated employees (including executives) to defer for tax purposes a greater amount of compensation than permitted under a tax-qualified plan, such as our 401(k) Plan.

The Committee periodically evaluates the EDCP for competitiveness in the marketplace; however, our executives do not currently participate in the EDCP Plan to a significant degree, and the Committee does not typically take into account benefits available to our executives under the EDCP Plan when reviewing and determining an executive’s total compensation for any particular year.

Tax Deductibility Considerations

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to executives covered by this law is not deductible by the company unless the compensation qualifies under an exception. Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied. Compensation paid under our general executive cash bonus plan currently does not qualify for the exception for performance-based compensation. In addition, our executives continue to receive stock awards that provide for time-based vesting, and previously received performance-based stock awards without shareholder-approved performance conditions, which would be subject to the Section 162(m) deduction limitation. However, we believe that compensation attributed to the vesting of performance-based equity awards would qualify for an exception to the deductibility limit to the extent such awards are consistent with the performance-based vesting criteria approved by our shareholders in December 2006, in conjunction with amendments to our 2003 Equity Incentive Plan. In addition, we believe that such performance-based equity awards would also qualify for an exception to the deductibility limit to the extent shareholder approval of the relevant performance-based vesting criteria is obtained prior to vesting of shares under such awards. We intend to continue to evaluate the effects of the Code and any Treasury regulations and the advisability of qualifying its executive compensation for deductibility of such compensation. Our objective is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.

Section 280G and related sections of the Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain limits, and that the company or its successor could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer with a commitment to gross-up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Code.

Section 409A of the Code also imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, the company intends, where practicable, to structure equity awards in a manner to comply with the applicable Section 409A requirements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the company’s management. Based on the review and discussions, the Compensation Committee recommended to the company’s Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee

Anthony E. Santelli, Chair
Stanley Grubel
Walter W. Wilson

SUMMARY COMPENSATION TABLE

The following table summarizes compensation information for our named executive officers for our fiscal year ended March 31, 2007.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
						Plan	Deferred	All Other
				Stock	Option	Compen-	Compensation	Compen-
	Fiscal	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Name & Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	($)

Stephen S. Schwartz,	2007	395,192	—	334,747	492,243	515,000	—	7,500	1,744,682
Chair, Chief Executive Officer(3)
Anthony C. Bonora,	2007	283,077	—	121,355	319,293	213,750	17,894 (4)	7,443	962,812
Executive Vice President, Research & Development, Chief Technical Officer(3)
Michael A. Sicuro,	2007	48,462	125,000 (6)	20,987	12,160	37,500	—	—	244,109
Senior Vice President, Chief Financial Officer (5)
Alan S. Lowe,	2007	296,366	—	148,926	243,113	253,969	—	—	942,374
Senior Vice President, Global Customer Solutions
Paula C. LuPriore,	2007	270,192	—	289,353	237,741	237,188	—	12,711 (7)	1,047,185
Senior Vice President, Automated Solutions Group
— — — — — —
Former Financial Officers:
Robert J. Nikl,	2007	72,885	—	79,993	48,871	—	—	14,161 (8)	215,910
Senior Vice President, Chief Financial Officer (8)
James D. Wheat,	2007	92,323	—	—	13,362	25,000	—	1,891	132,576
Acting Principal Financial Officer (9)
Richard H. Janney,	2007	4,038	—	—	—	—	—	—	4,038
Interim Chief Financial Officer (10)

(1)	These dollar amounts reflect the compensation expenses (disregarding any estimate of forfeitures related to service-based vesting) we recognized for fiscal year 2007 for financial statement reporting purposes in accordance with FAS 123R for stock awards made to the named executive officers in or before fiscal 2007. Therefore, these amounts do not represent payments actually received by the officers.

•	The assumptions used to calculate the value of the awards are set forth in Note 17 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended March 31, 2007, filed on June 12, 2007.

•	These dollar amounts include the compensation expenses we recognized for fiscal year 2007 for the following shares under performance-based stock awards, which shares were subsequently cancelled upon the determination of the Compensation Committee of our Board of Directors that the performance objective was not achieved: Dr. Schwartz, 16,762 shares; Mr. Bonora, 5,429 shares; Mr. Lowe, 6,000 shares; Ms. LuPriore, 5,238 shares; and Mr. Nikl, 5,429 shares.

•	These dollar amounts have been adjusted to reflect the cancellation of the following shares under option and stock awards upon Mr. Nikl’s and Mr. Wheat’s respective resignations of employment: Mr. Nikl, 238,214 shares; and Mr. Wheat 11,250 shares. These dollar amounts have also been adjusted to reflect the amendments to option exercise prices discussed in footnote (3) to this table, below.

(2)	These dollar amounts consist of company matching contributions under our 401(k) defined contributed plan (except as indicated in notes (7) and (8), below).

(3)	In December 2006, the Compensation Committee determined to amend the exercise prices of certain stock option awards previously granted to Dr. Schwartz and Mr. Bonora. For further details, refer to “Adjustments to Stock Awards in Fiscal Year 2007,” below.

(4)	Consists of income to Mr. Bonora during our fiscal year 2007 under the company’s Executive Deferred Compensation Plan. For further details, refer to “Nonqualified Deferred Compensation,” below.

(5)	Mr. Sicuro commenced his employment as our Chief Financial Officer on January 25, 2007.

(6)	Consists of a retention payment at commencement of Mr. Sicuro’s employment, which lump sum amount is re-payable to the company pro rata in the event Mr. Sicuro terminates his employment for any reason (or the company terminates Mr. Sicuro’s employment for cause) at any time prior to the third anniversary of commencement of his employment. [To follow]

(7)	“All Other Compensation” of $12,711 includes: $7,422 company matching contributions under our 401(k) defined contribution plan; and $5,289 cash payout of accrued but unused vacation benefits (which benefits were in excess of maximum benefit accruals permitted under our paid vacation accrual program).

(8)	Mr. Nikl resigned as our Chief Financial Officer effective June 13, 2006. “All Other Compensation” of $14,161 includes: $1,529 company matching contributions under our 401(k) defined contribution plan; and $12,632 cash pay-out on employment termination of accrued but unused vacation benefits.

(9)	Mr. Wheat served as our acting Chief Financial Officer from June 13, 2006 until September 15, 2006.

(10)	Mr. Janney served as our interim Chief Financial Officer from September 25, 2006 until January 25, 2007 (and continues as an Asyst employee).

GRANTS OF PLAN-BASED AWARDS

The following table shows all plan-based awards that Asyst granted to the named executive officers during fiscal year 2007. These awards are also reported in the Outstanding Equity Awards table.

							All Other
							Option
				Estimated		All Other	Awards:
			Estimated	Future Payouts		Stock	Number		Grant
			Future Payouts	Under Equity		Awards:	of	Exercise	Date Fair
			Under Equity	Incentive Plan		Number of	Securities	or Base	Value of
			Incentive Plan	Awards		Shares of	Under-	Price of	Stock and
		Committee	Awards (1)		Maxi-	Stock or	lying	Option	Option
	Grant	Action	Target	Target	mum	Units	Options	Awards	Awards
	Date	Date	($)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)

Stephen S. Schwartz			500,000				—	—
Time-based(3)	5/22/2006					50,286			336,916
Performance-based(4)	5/22/2006			25,143	50,286				336,916
Performance-based(5)	5/22/2006			25,143					168,458
Anthony C. Bonora			213,750				—	—
Time-based(3)	5/22/2006					16,286			109,116
Performance-based(4)	5/22/2006			8,143	16,286				109,116
Performance-based(5)	5/22/2006			8,143					54,558
Michael A. Sicuro			—	—	—
Time-based(6)	2/28/2007	1/31/07				105,000			741,300
Time-based(6)	2/28/2007	1/31/07					150,000	7.16	429,915
Alan S. Lowe			236,250				—	—
Time-based(3)	5/22/2006					18,000			120,600
Performance-based(4)	5/22/2006			9,000	18,000				120,600
Performance-based(5)	5/22/2006			9,000					60,300
Paula C. LuPriore			206,250				—	—
Time-based(7)	4/03/2006	2/15/06				60,000			581,400
Time-based(3)	5/22/2006					15,714			105,284
Performance-based(4)	5/22/2006			7,857	15,714				105,284
Performance-based(5)	5/22/2006			7,857					52,642
— — — — — —
Former Financial Officers:
Robert J. Nikl			213,750				—	—
Time-based(8)	5/22/2006					16,286			109,116
Performance-based(4)	5/22/2006			8,143	16,286				109,116
Performance-based(5)	5/22/2006			8,143					54,558
James D. Wheat(9)	—		61,250	—	—	—	—	—	—
Richard H. Janney(9)	—		—	—	—	—	—	—	—

(1)	Amounts shown are the targeted cash incentive compensation award potential for each named executive officer under the executive bonus plan for our fiscal year 2007, as described above in “Executive Compensation — Compensation Discussion and Analysis — Fiscal Year 2007 Executive Compensation Components.” There are no threshold or maximum payout amounts. Actual amounts earned by the named executive officers for fiscal year 2007 are reported in the Summary Compensation Table, under the column entitled “Non-Equity Incentive Plan Compensation,” and are also discussed above in the Compensation Discussion and Analysis.

(2)	The Grant Date Fair Value for time-based stock awards shown in this column is the product of the number of shares of common stock subject to the award, multiplied by the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted for the Grant Date on the NASDAQ Global Market. The Grant Date Fair Value for performance-based stock awards shown in this column was determined in the same manner. The Grant Date Fair Market Value for option grants shown in this column was determined using the Black-Scholes option pricing model. No deduction was assumed to reflect potential forfeiture due to termination of employment or the uncertainty of achievement of the performance measure or the eventual vesting of shares subject to the time-based or performance-based stock awards or option grants.

(3)	One-third of the shares subject to the award vest on each of May 15, 2007, May 15, 2008, and May 22, 2009.

(4)	One-third of the shares subject to the award vest on each of May 15, 2007, May 15, 2008, and May 22, 2009, as follows: (a) all shares eligible to vest on any such date shall vest if, during the period April 1, 2006 through March 31st preceding each such vest date, Asyst’s market capitalization has appreciated relative to the top one-third of an identified group of semiconductor capital equipment companies determined to be comparable to the company described above in “Executive Compensation — Compensation Discussion and Analysis — Fiscal Year 2007 Executive Compensation Components,” (b) 50 percent of the shares eligible to vest on any such date shall vest if during the period from the award date through such date that market capitalization has appreciated relative to the middle one-third of that group, and (c) none of the shares eligible to vest on such date shall vest if the market capitalization has appreciated relative to the remainder of that group (the measurement of comparable market capitalizations to be made for the period April 1, 2006 through March 31st preceding each vest date). The target number of shares is shown as 50 percent of the maximum number of shares subject to the award. There are no threshold payout amounts under the awards.

The Compensation Committee of our Board of Directors determined that the Company’s market capitalization had not for the period April 1, 2006 through March 31, 2007 appreciated relative to the top two-thirds of the identified group of companies. Consequently, 0 percent of the shares otherwise eligible to vest on May 15, 2007 vested (and such shares were cancelled, and returned to the company’s respective stock plans and available for future issuance).

(5)	These awards are a contingent right to receive shares of the Company’s common stock that vest on or after the first anniversary and no later than the third anniversary of the grant date, if at any time after the grant date and prior to the third anniversary, the market price per share of the Company’s common stock equals or exceeds $15 for at least 10 consecutive trading days. None of the shares eligible to vest under the award shall vest if as of May 22, 2009 the market price per share of the Company’s common stock has not equaled or exceeded $15 for at least 10 consecutive trading days. There are no threshold payout amounts under the awards.

(6)	Each of these awards vests over a three-year period, in one-third increments on each anniversary of the award date. In the case of the award to Mr. Sicuro, if Asyst terminates his employment during the first three years of his employment other than for cause, as defined under his employment agreement, he will be entitled to an additional 12 months of vesting under these awards.

(7)	Each of these awards vests over a three-year period, in one-third increments on each of March 31, 2007, March 31, 2008, and April 3, 2009.

(8)	Under the award, 7,500 of the shares subject to the award would have vested on September 22, 2006; 3,357 of the shares subject to the award would have vested on March 15, 2008; and 5,429 of the shares subject to the award would have vested on May 22, 2009. However, Mr. Nikl resigned his position with the Company in June 2006, prior to any vesting under this or any other stock awards identified on this table, and all option and stock awards shown for Mr. Nikl in this table were cancelled.

(9)	Mr. Wheat and Mr. Janney did not receive any stock awards during fiscal year 2007.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

In January 2001, we entered into an at-will employment letter agreement with Dr. Schwartz, initially to join Asyst as its Senior Vice President, Product Groups. Under the terms of the agreement, Dr. Schwartz receives an annual base salary and an annual management target bonus (depending upon company and individual performance objectives achieved). The employment agreement also provided for an award to Dr. Schwartz to purchase 225,000 shares of our common stock vesting over four years from the date of award, and an additional award to purchase 150,000 shares of our common stock which would vest five years and three months from the award date (or upon the earlier achievement of agreed performance objectives). Dr. Schwartz would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst. In August 2004, the 150,000 share option award was amended to extend the term from six to ten years. In May 2007, the Compensation Committee set Dr. Schwartz’s base salary at $450,000 and target bonus at 125 percent of base salary.

In May 2007, the Compensation Committee set for Mr. Bonora a base salary at $290,000 and target bonus at 75 percent of base salary. Mr. Bonora was also offered an indemnification agreement comparable to that currently in effect for Asyst’s other officers, and a change of control agreement described below. Asyst has not otherwise entered into an employment agreement with Mr. Bonora.

Asyst entered into an employment agreement in January 2007 with Mr. Sicuro under which he is employed on an at-will basis at an annual base salary of $300,000 and, as discussed below, is eligible to receive certain equity awards in conjunction with his continuing employment. Mr. Sicuro is also eligible to participate in Asyst’s annual bonus plan for the fiscal year ending March 31, 2008 with a target bonus of 75 percent of his annual base salary. Mr. Sicuro is also entitled to a lump-sum payment of $125,000; provided, however, that if his employment is terminated under specified circumstances at any time during the first three years of his employment, he will be obligated to return a proportionate amount of that sum to Asyst less amounts previously withheld for taxes. Under the employment agreement, Asyst agreed to award Mr. Sicuro (i) an option to purchase 150,000 shares of its common stock and (ii) 105,000 shares of restricted common stock. The option and shares vest over a three-year period. If the Company terminates Mr. Sicuro’s employment other than for cause, as defined pursuant to the agreement, during the first three years of Mr. Sicuro’s employment, he will be entitled to an additional 12 months of vesting under these awards. He is also eligible for additional stock awards as may be determined by our board of directors for Fiscal Year 2008. Pursuant to the employment agreement, Mr. Sicuro was also offered an indemnification agreement comparable to that currently in effect for Asyst’s other officers, and a change of control agreement described below. In May 2007, the Compensation Committee set for Mr. Sicuro a base salary at $315,000 and target bonus at 75 percent of base salary.

In August 2005, we entered into an at-will employment letter agreement with Mr. Lowe to join Asyst as its Senior Vice President, Global Business Solutions. Under the terms of the agreement, Mr. Lowe receives an annual base salary and an annual management target bonus (depending upon company and individual performance objectives achieved). The agreement also provided for awards to Mr. Lowe of 30,000 shares of our common stock and an option to purchase an additional 220,000 shares of our common stock, one-third of each such award vests and/or becomes exercisable on each anniversary of the award date. The agreement also provided for an additional award to Mr. Lowe of 10,000 shares of our common stock, which vest 100 percent, 50 percent or 0 percent as of the third anniversary of the award date, to the extent the company’s market capitalization has performed over our fiscal years 2006 through 2008, relative to an established group of peer companies. Additionally, under the agreement Mr. Lowe was assured of a minimum bonus payment by the company of $150,000 under our fiscal year 2006 performance-based bonus plan. Mr. Lowe was also eligible under the agreement to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst. Pursuant to the employment agreement, Mr. Lowe was also offered an indemnification agreement comparable to that currently in effect for Asyst’s other officers, and a change of control agreement described below. In May 2007, the Compensation Committee set Mr. Lowe’s base salary at $325,000 and target bonus at 75 percent of base salary.

In October 2002, we entered into an at-will employment letter agreement with Ms. LuPriore to join Asyst as its Vice President & General Manager for Connectivity Solutions. Under the terms of the agreement, Ms. LuPriore receives an annual base salary and an annual management target bonus (depending upon company and individual performance objectives achieved). The agreement also provided that Ms. LuPriore would receive a guaranteed bonus of not less than $70,000 during each of her first three (3) years of employment. The agreement also provided for an option award to Ms. LuPriore to purchase 50,000 shares of our common stock — 1/42 of which award vests and becomes exercisable per month, commencing as of the seventh month following the date of commencement of his employment — and a further option to purchase 40,000 shares of common stock to be awarded in the ensuing Fiscal Year 2004. Ms. LuPriore also received relocation and transition assistance under the terms of her employment agreement. Ms. LuPriore is also eligible under the agreement to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst. Ms. LuPriore was also offered an indemnification agreement comparable to that currently in effect for Asyst’s other officers, and a change of control agreement described below. In January 2007, Ms. LuPriore was designated our Senior Vice President, Automated Solutions Group. In May 2007, the Compensation Committee set Ms. LuPriore’s base salary at $305,000 and target bonus at 75 percent of base salary.

FORMER EMPLOYEES SERVING AS CHIEF OR PRINCIPAL FINANCIAL OFFICERS

On May 26, 2006, Robert J. Nikl, then serving as Senior Vice President, Chief Financial Officer, gave us notice that he would be resigning his position as Chief Financial Officer and leaving Asyst in June 2006. His employment and change of control agreements were deemed terminated on that latter date, and he received then-accrued compensation legally owing to him as of that date.

On September 1, 2006, James D. Wheat, then serving as acting Chief Financial Officer, gave us notice that he would be resigning his position and leaving Asyst effective September 15, 2006. His employment agreement was deemed terminated on that latter date, and he received then-accrued compensation legally owing to him as of that date.

Richard H. Janney served Asyst as interim Chief Financial Officer and interim Principal Accounting Officer for approximately four months in fiscal year 2007 under a fixed term contract (which interim positions ended in January 2007). Mr. Janney subsequently accepted regular employment with Asyst, beginning in March 2007, and serves as a Vice President in our Finance organization (a non-officer position). Prior to serving as our interim Chief Financial Officer and interim Principal Accounting Officer, Mr. Janney provided consulting services to Asyst, along with other consultants, as an employee of Jefferson Wells, a provider of risk, compliance, financial control and other services. Under the consulting services contract, Asyst paid to Jefferson Wells an hourly rate of $200 for Mr. Janney’s services as an interim financial officer, and reimbursed reasonable out-of-pocket expenses actually incurred. Mr. Janney was also offered an indemnification agreement comparable to that currently in effect for Asyst’s other officers. Mr. Janney was not eligible for any other compensation or benefits from Asyst. Asyst paid an aggregate amount of approximately $1.68 million to Jefferson Wells for consulting services from April 2005 through July 2006 relating to internal control over financial reporting.

ADJUSTMENTS TO STOCK AWARDS IN FISCAL YEAR 2007

In December 2006, the Compensation Committee of our Board of Directors determined to amend the exercise prices of certain stock option awards previously granted to Dr. Schwartz and Mr. Bonora. The original measurement dates for the identified awards had been previously adjusted by a special committee of our Board, following its independent review of the company’s past stock option grants and practices. Federal tax law (Section 409A) and applicable regulations may have imposed reporting obligations on the company and additional tax liabilities on these officers due to the adjustment in measurement dates with respect to option shares vesting on or after January 1, 2005, unless the options were amended before the end of calendar year 2006 to increase the exercise prices to the fair market value on the correct measurement dates. Therefore, the Committee and the officers agreed in December 2006 to increase the exercise prices of the affected options as set forth in the table below, without payment of any additional consideration to the officers for this reduction in value of their affected options. This reduction in value is not deducted from compensation data otherwise set forth in the tables above.

		No. of			Shares
	Option	Option	Option Ex.	Option Ex.	Unvested
	Award Date	Shares	Price (Orig.)	Price (Adj.)	(as of 1/1/05)

Dr. Schwartz	04/11/02	75,000	$14.91	$15.75	37,500
Mr. Bonora	10/02/01	49,872	$8.02	$8.26	12,468
	10/02/01	10,128	$8.02	$8.26	2,532
	04/11/02	65,000	$14.91	$15.75	32,500

All other terms and conditions of the stock option grants remain the same, and there was no adjustment to the exercise prices of the identified stock option grants for those option shares that had vested prior to January 1, 2005.

Please refer to “Compensation Discussion and Analysis,” above, for a discussion of the achievement by named executive officers of performance targets under the company’s incentive compensation programs during fiscal year 2007.

We have also entered into change of control agreements with certain of the named executive officers discussed below under “Potential Payments upon Termination or Change of Control,” below.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2007

The following table shows all outstanding equity awards held by the named executive officers as of March 31, 2007 (the end of fiscal year 2007):

	Option Awards							Stock Awards
													Equity
													Incentive
													Plan
													Awards:
				Equity							Equity		Market
				Incentive							Incentive		or Payout
				Plan							Plan		Value of
				Awards:						Market	Awards:		Unearned
	Number of	Number of		Number of				Number of		Value of	Number of		Shares,
	Securities	Securities		Securities				Shares or		Shares or	Unearned		Units or
	Underlying	Underlying		Underlying				Units of		Units of	Shares, Units or		Other
	Unexercised	Unexercised		Unexercised		Option		Stock That		Stock That	Other		Rights
	Options	Options		Unearned		Exercise	Option	Have		Have Not	Rights That		That Have
	(#)	(#)		Options		Price	Expiration	Not Vested		Vested	Have Not Vested		Not Vested
Name	Exercisable	Unexercisable		(#)		($)	Date	(#)		($)(1)	(#)		($)(1)

Stephen S. Schwartz	18,358					19.0625	1/23/2011	6,666	(2)	46,862	20,000	(3)	140,600
	206,642					19.0625	1/23/2011	10,000	(2)	70,300	50,286	(4)	353,511
	150,000					19.0625	1/23/2011	50,286	(5)	353,511	25,143	(6)	176,755
	75,000					9.81	9/17/2011
	30,000					5.05	4/1/2013
	100,000					8.44	5/10/2014
	33,334	16,666	(7)			3.95	5/16/2011
	93,750	31,250	(8)			5.05	4/1/2013
	93,750	31,250	(9)			5.05	4/1/2013
	37,500					14.91	4/11/2012
	37,500					15.75	4/11/2012
				50,000	(10)	3.95	5/16/2011
Anthony C. Bonora	30,000					3.4375	10/2/2008	3,333	(2)	23,431	10,000	(3)	70,300
	92,000					9.4688	5/19/2009	4,166	(2)	29,287	16,286	(4)	114,491
	50,000					28.00	6/16/2010	16,286	(5)	114,491	8,143	(6)	57,245
	50,000	25,000	(11)			5.05	4/1/2013
	60,000					8.44	5/10/2014
	20,000	10,000	(7)			3.95	5/16/2011
	37,404					8.02	10/2/2011
	7,596					8.02	10/2/2011
	32,500					14.91	4/11/2012
	12,468					8.26	10/2/2011
	2,532					8.26	10/2/2011
	32,500					15.75	4/11/2012
Michael A. Sicuro	—	150,000	(12)	—		7.06	2/28/2013	105,000	(13)	738,150	—		—

Alan S. Lowe	73,334	146,666	(14)	—		4.81	8/31/2011	20,000	(15)	140,600	10,000	(16)	70,300
								18,000	(5)	126,540	18,000	(4)	126,540
											9,000	(6)	63,270
Paula C. LuPriore	50,000					6.12	10/7/2012	2,500	(2)	17,575	7,500	(3)	52,725
	1,500					5.98	2/7/2013	40,000	(17)	281,200	15,714	(4)	110,469
	14,642	358	(18)			3.75	4/11/2013	15,714	(5)	110,469	7,857	(6)	55,235
	24,404	596	(19)			5.05	3/8/2014
	15,000					10.11	5/28/2014
	13,334	6,666	(7)			3.95	5/15/2011
	25,000	50,000	(20)	—		9.57	2/15/2012
— — — — — —
Former Financial Officers:(21)
Robert J. Nikl	—	—		—		—	—	—		—	—		—
James D. Wheat	—	—		—		—	—	—		—	—		—
Richard H. Janney	—	—		—		—	—	—		—	—		—

(1)	This value is based on the closing price of Asyst common stock on the Nasdaq Global Market on March 30, 2007, which was $7.03 per share, multiplied by the number of shares indicated. No deduction was assumed to reflect potential forfeiture due to termination of employment or the uncertainty of achievement of the performance measure or the eventual vesting of shares subject to the time-based or performance-based stock awards.

(2)	These restricted shares were awarded on May 16, 2005. They will vest on May 16, 2008.

(3)	These restricted shares were awarded on May 16, 2005. 0 percent, 50 percent, or 100 percent of these shares will vest, depending on the appreciation in Asyst’s market capitalization as of May 16, 2008, relative to an identified group of semiconductor capital equipment companies considered to be comparable to Asyst.

(4)	These restricted stock units were awarded on May 22, 2006. One-third of the original units vest on each of May 15, 2007, May 15, 2008, and May 22, 2009, as follows: (a) 100 percent of the units eligible to vest on any such date shall vest if during the period from the award date through such date Asyst’s market capitalization has appreciated relative to the top one-third of an identified group of semiconductor capital equipment companies considered to be comparable to Asyst, (b) 50 percent of the units eligible to vest on any such date shall vest if during the period from the award date through such date that market capitalization has appreciated relative to the middle one-third of that group, and (c) none of the units eligible to vest on such date shall vest if during the period from the award date through such date that market capitalization has appreciated relative to the remainder of that group. The measurement of comparable market capitalizations is to be made for the period April 1, 2006 through the March 31 preceding each vest date. However, since the fiscal year-end, the Compensation Committee of our Board of Directors cancelled the one-third of these units which would have vested on May 15, 2007 upon a determination that the performance measure necessary to vesting was not met.

(5)	These restricted stock units were awarded on May 22, 2006. One-third of these units will vest on each of May 15, 2007, May 15, 2008, and May 22, 2009.

(6)	These restricted stock units were awarded on May 22, 2006. These units will vest on or after the first anniversary of the grant date, and no later than the third anniversary of the grant date, if at any time after the grant date and before that third anniversary the market price of Asyst’s common stock equal or exceeds $15.00 per share for at least ten consecutive trading days.

(7)	The option to purchase these shares was granted on May 16, 2005. This option will become exercisable on May 16, 2008.

(8)	The option to purchase these shares was granted on April 1, 2003. This option will become exercisable on April 1, 2007.

(9)	The option to purchase these shares was granted on April 1, 2003. This option will become exercisable on July 15, 2007.

(10)	The option to purchase these shares was granted on May 16, 2005. This option will become exercisable on the date that the closing price of Asyst’s common stock equals or exceeds $15.00 per share for each of ten consecutive trading days.

(11)	The option to purchase these shares was granted on April 1, 2003. This option will become exercisable with respect to (i) 12,500 of these shares on April 1, 2007, and (ii) the remaining 12,500 of these shares on July 15, 2007.

(12)	The option to purchase these shares was granted on February 28, 2007. It will become exercisable with respect to (i) one-third of these shares on February 28, 2008, (ii) another one-third of these shares on February 28, 2009, and (iii) the remaining one-third of these shares on February 28, 2010.

(13)	These restricted shares were awarded on February 28, 2007. One-third of these shares will vest on each of February 28, 2008, February 28, 2009, and February 28, 2010.

(14)	The option to purchase these shares was granted on August 31, 2005. This option will become exercisable with respect to (i) 73,333 of these shares on August 31, 2007, and (ii) the remaining 73,333 of these shares on August 31, 2008.

(15)	These restricted shares were awarded on September 30, 2006. 10,000 of these shares will vest on each of September 30, 2007, and September 30, 2008.

(16)	These restricted shares were awarded on September 30, 2005. 0 percent, 50 percent, or 100 percent of these shares will vest, depending on the appreciation in Asyst’s market capitalization as of September 30, 2008, relative to an identified group of semiconductor capital equipment companies considered to be comparable to Asyst.

(17)	These restricted shares were awarded on April 3, 2006. 20,000 of these shares will vest on each of March 31, 2008, and April 3, 2009.

(18)	The option to purchase these shares was granted on April 11, 2003. This option will become exercisable on April 11, 2007.

(19)	The option to purchase these shares was granted on March 8, 2004. This option will become exercisable on April 1, 2007.

(20)	The option to purchase these shares was granted on February 15, 2006. This option will become exercisable with respect to (i) 25,000 of these shares on February 15, 2008, and (ii) the remaining 25,000 of these shares on February 15, 2009.

(21)	These Former Financial Officers did not hold any outstanding option or stock awards as of March 31, 2007.

OPTION EXERCISES AND STOCK VESTED

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by each named executive officer in fiscal year 2007.

	Option Awards
	Number of Shares	Value	Stock Awards
	Acquired on	Realized on	Number of Shares	Value Realized
	Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Stephen S. Schwartz	—	—	16,667	117,169
Anthony C. Bonora	—	—	7,500	52,725
Michael A. Sicuro	—	—	—	—
Alan S. Lowe	—	—	10,000	67,600
Paula C. LuPriore	—	—	2,500	17,575
— — — — — —
Former Financial Officers:
Robert J. Nikl	58,334	123,607	4,167	43,378
James D. Wheat	3,750	6,975	—	—
Richard H. Janney	—	—	—	—

(1)	Value realized on exercise is shown as the difference between the market price of Asyst common stock at the date of exercise less the exercise price per share exercised, multiplied by the number of shares exercised (whether any securities were sold).

(2)	Value realized on vesting is shown as the market price of Asyst common stock at the vesting date, multiplied by the number of shares vested (whether any securities were sold).

NONQUALIFIED DEFERRED COMPENSATION

Under Asyst’s Executive Deferred Compensation Plan, certain Asyst directors and key executives are eligible to defer receipt of (i) up to 75 percent of their director fees or base salary and (ii) up to 100 percent of their bonuses and commissions.

Asyst deposits all deferral amounts into a trust established with a third-party trustee to hold the assets of the plan. Benefits under the plan represent an unfunded, unsecured promise by Asyst to pay those benefits when due and, if Asyst were to become insolvent, participants would have no greater right to the trust assets than general creditors. Plan assets in the trust remain the property of Asyst until made available to participants, and those assets can only be used to pay benefits under the plan, pay Asyst’s general creditors, and pay the expenses of administering the plan and the trust.

Participants’ deferrals are fully vested at all times, and participants are allowed to direct investment of their plan accounts in investment alternatives selected by the plan administrator. Each account is valued as of the last day of each calendar quarter, and incremental earnings or losses are then allocated to that account.

If a participant retires from Asyst, distributions from the plan must begin no later than earlier of (i) January of the year the participant reaches age 70 or (ii) the tenth January after that retirement. In the event of a participant’s death or termination of service with Asyst, distributions from the plan must begin as soon as administratively feasible. Under certain circumstances, distributions may also be made to the participant while he or she is still in service with Asyst.

The following table contains information related to the listed individuals’ accounts in the plan.

	Executive	Registrant	Aggregate		Aggregate	Aggregate
	Contributions in	Contributions in	Earnings		Withdrawals/	Balance
	Last FY	Last FY	in Last FY		Distributions	at Last FY-End
Name	($)(1)	($)	($)		($)	($)(2)

Stephen S. Schwartz	—	—	—		—	—
Anthony C. Bonora	—	—	17,894	(1)	299,012	24,831
Michael A. Sicuro	—	—	—		—	—
Alan S. Lowe	—	—	—		—	—
Paula C. LuPriore	—	—	—		—	—
— — — — — —
Former Financial Officers:
Robert J. Nikl	—	—	—		—	—
James D. Wheat	—	—	—		—	—
Richard H. Janney	—	—	—		—	—

(1)	This amount represents an annual return of approximately 8.4 percent on the amount then-invested in Mr. Bonora’s account.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into Change in Control Agreements with each of our named executive officers: Dr. Schwartz (October 2003; extended by amendment in December 2005); Mr. Bonora (November 2004, extended by amendment effective November 2006); Mr. Lowe (May 2006); Mr. Sicuro (January 2007); and Ms. LuPriore (May 2007).

Under each agreement, the officer will be entitled to certain compensation and benefits in the event his or her employment is terminated by Asyst without cause or the officer resigns for good reason as defined in the agreement, within the two-year period following a change in control of our company. Cause is generally defined by reference to events of criminal, willful or grossly negligent misconduct. Good reason is generally defined to mean, without the executive’s prior written consent: assignment of duties incompatible with the current position, failure to maintain the current position and its reporting relationship, or a substantial diminution in the nature of authority or responsibilities; reduction in then-current base salary or in the bonus or incentive compensation opportunities or benefits coverage, except pursuant to an across-the-board reduction similarly affecting all senior executives of Asyst; termination of the executive’s employment, for any reason other than cause, death, disability or voluntary termination, within two years following a change in control; within two years following a change in control, relocation of the executive’s principal place of business to a location more than 30 miles from the location at the date of the agreement; or Asyst’s failure to pay the executive any material amounts otherwise vested and due him hereunder or under any plan, program or policy of Asyst.

The compensation and benefits include the executive’s annual base salary, annual or discretionary bonus, unused vacation, unreimbursed business expenses, deferred compensation, and other compensation and benefits accrued or earned through the date of termination of the executive’s employment. In addition, the executive also receives under the agreement: (a) compensation equal to two times the sum of (x) the executive’s annual base salary and (y) the average of the executive’s annual bonuses actually paid during the three years prior to such termination; (b) continuing coverage for two years under life, disability, accident and health benefit programs covering senior executives; and (c) immediate accelerated vesting of any unvested options and stock awards, with up to 12 months following termination of the executive’s employment to exercise stock options (and, in addition in the case of Dr. Schwartz, 24 months following termination of his employment to exercise certain options covering 375,000 shares).

Each agreement remains in effect for two years after it is entered into (provided a change in control has not occurred within that two-year period). In the case of all agreements excepting that of Dr. Schwartz, there are certain additional provisions relating to Section 409A of the Code, including an extended exercise period that will not exceed the later of (x) the 15th day of the 3rd month following the date at which, or (y) December 31 of the calendar year in which, the right to exercise such option would have otherwise expired; provided that in no event will that exercise period extend beyond the date that is one year after the termination of employment, and any payment that is “nonqualified deferred compensation” subject to Section 409A of the Code will be delayed for six months following termination of employment.

In the event of an acquisition of Asyst or certain other corporate transactions, as defined in our 2003 Plan or 1993 Employee Stock Option Plan, any surviving or acquiring corporation may assume or continue awards outstanding under the plans or may substitute similar awards (which would then be subject to the terms and conditions described above regarding acceleration of vesting in the event of a change in control of the Company). If any surviving or acquiring corporation does not assume or continue such awards, or substitute similar awards, then with respect to awards held by participants whose service with Asyst or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full, and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

The following table shows for each current named executive officer the value of the compensation and benefits he or she would receive in the event of a termination without cause or resignation for good reason (provided such termination or resignation occurs within 24 months following a change in control that occurs during the term of the agreement).

			Assumed Realized	Assumed Realized
			Value of	Value of
	Payment for 2X	24 Months of	Accelerated	Accelerated Vesting
Name	Annual Salary/Bonus	Benefits	Options(1)	of Stock Awards(1)	Total(2)

Stephen S. Schwartz	$1,765,000	$49,043	$329,081	$1,141,538	$3,284,662
Anthony C. Bonora	$933,750	$17,060	$80,300	$409,244	$1,440,354
Michael A. Sicuro	$925,000	$3,726	$0	$738,150	$1,666,876
Alan S. Lowe	$1,033,969	$47,499	$325,560	$527,250	$1,934,278
Paula C. LuPriore	$864,792	$23,915	$22,885	$761,274	$1,679,866

(1)	These are hypothetical realized values that assume a termination or resignation as of March 31, 2007, upon the occurrence of a change in control, in which the price realized per share of our common stock is assumed to be the closing market price of our stock as of that date ($7.03 per share on March 30, 2007, the last trading date in fiscal year 2007), less any applicable exercise price, based on the following outstanding options and stock awards unvested and held on that date, assuming full vesting acceleration of such unvested shares:

• Dr. Schwartz:	129,166 shares underlying stock options having a weighted average exercise price of $4.89, and 162,381 shares under stock awards, that would accelerate upon a change of control.

• Mr. Bonora:	35,000 shares underlying stock options having a weighted average exercise price of $4.74, and 58,214 shares under stock awards, that would accelerate upon a change of control.

• Mr. Sicuro:	150,000 shares underlying stock options having a weighted average exercise price of $7.16, and 105,000 shares under stock awards, that would accelerate upon a change of control.

• Mr. Lowe:	146,666 shares underlying stock options having a weighted average exercise price of $4.81, and 75,000 shares under stock awards, that would accelerate upon a change of control.

• Ms. LuPriore:	57,620 shares underlying stock options having a weighted average exercise price of $6.22, and 109,285 shares under stock awards, that would accelerate upon a change of control.

(2)	The executives are not entitled to receive a “gross up” for any excise taxes due in respect of “excess parachute payments,” if any, as defined under federal tax laws or for other tax consequences. However, due to the manner in which the excess parachute payment excise tax formula may apply, an executive may in some circumstances receive a greater after-tax benefit if the executive’s total parachute payments are decreased by an amount derived from this formula, and the Asyst agreements provide that the total parachute payments may be reduced in that circumstance. The total number above is a pre-tax figure and does not account for the possibility that gross benefits may be reduced in individual circumstances under the formula described in this footnote.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the total shareholder return of an investment of $100 in cash on March 28, 2002, for: (a) Asyst common stock; (b) the SIC 355 Index — Special Industry Machinery (the SIC Code Index); and (c) the NASDAQ Composite Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the dates indicated in the headings of the chart that follows the graph. Those dates are the last trading days in the fiscal years within the period covered by the graph and the chart.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG ASYST TECHNOLOGIES, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON MARCH 28, 2002
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING MAR. 31, 2007

	3/28/2002	3/31/2003	3/26/2004	3/31/2005	3/31/2006	3/30/2007
Asyst Technologies, Inc.	$100.0	$29.78	$47.09	$26.32	$57.20	$38.63
SIC Code Index	$100.0	$43.11	$77.12	$64.53	$76.78	$93.03
NASDAQ Composite Index	$100.0	$72.68	$106.21	$108.34	$129.79	$131.23

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Asyst shareholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise, or until you notify Asyst or your broker that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker directly or direct your written request to: Investor Relations, Asyst Technologies, Inc., 46897 Bayside Parkway, Fremont, CA 94538, or contact Investor Relations, Asyst Technologies, Inc., at (510) 661-5000. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Asyst will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents were delivered.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with his or her best judgment, including adjournment (if any) of the meeting.

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2007, including financial statements, financial schedules and list of exhibits, is available without charge upon written request to: Investor Relations, Asyst Technologies, Inc., 46897 Bayside Parkway, Fremont, CA 94538.

By Order of the Board of Directors

Steve Debenham
Secretary

August 6, 2007

APPENDIX A

ASYST TECHNOLOGIES, INC.

2003 EQUITY INCENTIVE PLAN
(As Amended on December 14, 2006)

Initially Adopted on July 22, 2003 and approved by shareholders on September 23, 2003.
Amendment approved by shareholders on September 21, 2004
Amendment approved by shareholders on August 23, 2005
Amendment approved by shareholders on December 14, 2006
Amendment approved by shareholders on          , 2007

Termination Date: July 21, 2013

1.	Purposes

(a) Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b) Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of our Common Stock through the granting of the following Stock Awards:

(i) Incentive Stock Options,

(ii) Nonstatutory Stock Options and

(iii) Restricted Stock Awards.

(c) General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e) “Code” means the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Asyst Technologies, Inc., a California corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means any person who is a covered employee within the meaning of Section 162(m)(3) of the Code. the chief executive officer and the four (4) most highly compensated officers of the Company for whom total compensation is required to be reported to stockholders under the exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Entity” means a corporation, partnership or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ NationalGlobal Market or the NASDAQ SmallCap Capital Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the market trading day as of the day of determination (or, if such day of determination is not a market trading day, then the last market trading day preceding the day of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the

Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(cc) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(dd) “Plan” means this Asyst Technologies, Inc. 2003 Equity Incentive Plan.

(ee) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a) of the Plan.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Stock Award” means any right granted under the Plan, including an Option, or a Restricted Stock Award.

(ii) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(jj) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(kk) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General.  The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. However, grants of Stock Awards to Covered Employees intended to qualify as performance based compensation under Section 162(m) of the Code shall be made only by a Committee (or a subcommittee of a Committee) consisting solely of two or more Outside Directors. The Committee may, but is not required to, grant Stock Awards that are intended to qualify as performance based compensation exempt from the deductibility limitations of Section 162(m) of the Code. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Prohibition on Repricings.  Except as provided in Section 11, the Board may not, without the approval of the Company’s shareholders, amend the option to reduce the exercise price of any outstanding Option under the Plan, (2) cancel any outstanding Option under the Plan and then grant in substitution thereof a new Option or other Stock Award under the Plan covering the same or a different number of shares of Common Stock.

(f) Arbitration.  Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Santa Clara County, California. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.	Shares Subject to the Plan

(a) Share Reserve.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five million, nine hundred thousand (5,900,000)
  ~~four million, nine hundred thousand (4,900,000)~~ shares of Common Stock.(1)(

(b) Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares or rights to shares of Common Stock awarded to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Common Stock not acquired, such Stock Award or the shares of Common Stock forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be five million, nine hundred thousand (5,900,000)
  ~~four million, nine hundred thousand (4,900,000)~~ shares of Common Stock.(1)

(c) Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than four hundred thousand (400,000) shares of Common Stock during any calendar year. In the case of Stock Awards intended to comply with Section 162(m) of the Code, no Employee shall be eligible to be granted Restricted Stock Awards in any calendar year that would exceed 400,000 shares and no cash payment will be required as consideration for the

((1) This figure includes one million (1,000,000) shares originally authorized under the Plan, as adopted on July 22, 2003 and approved by our stockholders on September 23, 2003, an additional nine hundred thousand (900,000) shares authorized by our Board on July 14, 2004 and approved by our stockholders on September 21, 2004, an additional two million (2,000,000) shares authorized by our Board on June 29, 2005 and approved by our stockholders on August 23, 2005, ~~and~~ an additional 1,000,000 shares authorized by our Board on November 1, 2006 and approved by our stockholders on December 14, 2006,
and an additional 1,000,000 shares authorized by our Board on July 23, 2007 and approved by our stockholders on          , 2007.

grant of Restricted Stock Awards. To the extent required by Section 162(m) of the Code, in applying the foregoing limitation with respect to an Employee, if any Options or Restricted Stock Awards are canceled, the canceled Options or Restricted Stock Awards shall continue to count against the maximum number of shares of Common Stock, or the value thereof if applicable, with respect to which Options or Restricted Stock Awards may be granted to the Employee.

(d) Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	Option Provisions

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option or Nonstatutory Stock Option shall be exercisable after the expiration of six (6) years from the date on which it was granted.

(b) Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration.  The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock equal in value to the exercise price based on the Fair Market Value of the shares at the time of exercise, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(e) Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	Provisions of Restricted Stock Awards

Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price.  At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Company Stock (or such higher amount required by law). A Restricted Stock Award may be awarded as a stock bonus to the extent permissible under applicable law.

(b) Consideration.  The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) at the discretion of the Board, by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be made in a form of consideration legal under Delaware Corporation Law.

(c) Vesting.  Shares of Common Stock acquired under the Restricted Stock Award agreement must be subject to a vesting schedule to be determined by the Board. The vesting schedule must:

(i) at a minimum be for three years for shares that vest based on continued service to the Company and for one year for shares that vest based upon the accomplishment of performance criteria (where such performance criteria are determined by the Board, in its discretion),

(ii) except that for Directors who are not employees of the Company or its Subsidiaries on the date of grant of the Restricted Stock Award, the vesting schedule shall be determined by the Board, whether shares or the right to shares vest based on continued service or the accomplishment of performance criteria.

Shares awarded under a Restricted Stock Award agreement must be subject to a share repurchase option in favor of the Company or deferred delivery arrangements, to enable the Company to repurchase or otherwise reacquire shares that do not vest.

(d) Termination of Participant’s Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the Restricted Stock Award agreement.

(e) Transferability.  Rights to purchase or receive shares of Common Stock granted under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

(f) Other Provisions.  Restricted Stock Awards granted pursuant to this Section 7 may consist of (i) an award of shares, or (ii) an award representing a right to receive shares in the future no earlier than when applicable vesting conditions have been satisfied, which rights represent an unfunded and unsecured obligation of Asyst and do not confer any of the rights of shareholder until the shares are issued.

(g) Performance Conditions for Restricted Stock Awards under Section 162(m).  To the extent that the Committee makes Restricted Stock Awards intended to qualify as performance based compensation under Section 162(m) of the Code, the Committee shall base vesting of the Restricted Stock Award on any one or more of the following performance criteria, applied to either the Company as a whole or to a Subsidiary or other business unit, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow (including operating cash flow and free cash flow), (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price or market capitalization performance, (g) return on capital, (h) return on assets or net assets, (i) net sales or revenue, (j) net income, (k) operating results or income, or net operating income, (l) operating profit or net operating profit, (m) operating margins or profit margins, (n) return on operating revenue, (o) return on invested capital, (p) market measures and share, (q) product release schedules, (r) new product innovation, (s) product cost reduction, (t) brand recognition/acceptance, (u) product ship targets, (v) customer satisfaction, (w) working capital targets, or (x) productivity measures and ratios. The Committee may appropriately adjust any evaluation of performance under a performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim fees, costs, judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in applicable accounting standards and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of applicable performance criteria, to the extent specified at the time of grant, the number of shares or other benefits under a Restricted Stock Award otherwise earned on satisfaction of such performance criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(h) Settlement of Restricted Stock Awards with Performance Conditions.  The Committee in its sole discretion may pay Restricted Stock Awards that vest upon achievement of performance criteria listed in sub-paragraph (g) immediately above in the form of shares of Common Stock, or in cash equal to the Fair Market Value of the shares of Common Stock at the date performance is achieved, or a ratable combination of such shares and cash.

8.	Covenants of the Company

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	Miscellaneous

(a) Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

(e) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); (iii) delivering to the Company owned and unencumbered shares of Common Stock; or (iv) using proceeds from the sale of shares of Common Stock issued to the Participant upon exercise of an Option.

11.	Adjustments Upon Changes in Stock

(a) Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c) Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change in Control.  A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	Amendment of the Plan and Stock Awards

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

(b) Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards.  Except as provided for in Section 3(e) of the Plan, the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	Termination or Suspension of the Plan

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	Effective Date of Plan

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Choice of Law

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Proxy Card — Asyst Technologies, Inc.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 18, 2007
The undersigned hereby appoints Stephen S. Schwartz, Ph.D. and Steve Debenham, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Asyst Technologies, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Asyst Technologies, Inc., to be held at the offices of Asyst Technologies, Inc., located at 46897 Bayside Parkway, Fremont, CA 94538, on Tuesday, September 18, 2007, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
PLEASE VOTE, DATE, SIGN, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet. Available 24 hours a day 7 days a week.
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
To vote using the Telephone (within U.S. and Canada) To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you • Go to the following web site: for the call. WWW.INVESTORVOTE.COM • Enter the information requested on • Follow the simple instructions your computer screen and follow provided by the recorded message. the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on September 18, 2007.
THANK YOU FOR VOTING
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR LISTED BELOW.
Proposal 1. To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.
For Withhold For Withhold
01 — Stephen S. Schwartz, Ph.D. ☐ ☐ 05 — Anthony E. Santelli ☐ ☐
02 — Stanley Grubel ☐ ☐ 06 — William Simon ☐ ☐
03 — Tsuyoshi E. Kawanishi ☐ ☐ 07 — Walter W. Wilson ☐ ☐
04 — Robert A. McNamara ☐ ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 BELOW.
For Against Abstain
Proposal 2. To approve amending ☐ ☐ ☐ our 2003 Equity Incentive Plan to increase from 4,900,000 shares to 5,900,000 the aggregate number of shares of our common stock authorized for issuance under this plan, and available for grant as incentive stock options.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3 BELOW.
For Against Abstain
Proposal 3. To ratify the ☐ ☐ ☐ selection of PricewaterhouseCoope rs LLP as our independent registered public accounting firm for the fiscal year 2008.
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership’s name by an authorized person.
Date (mm/dd/yyyy) Signature 1 – Please keep signature within the box Signature 2 — Please keep signature within the box —— —— —
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